As filed with the Securities and Exchange Commission on December 14, 2022

File No. 024-11672

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

(Amendment No. 3)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

WIPROSPER VENTURES, LLC

(Exact name of issuer as specified in its charter

Ohio

(State of other jurisdiction of incorporation or organization)

1311 Vine Street

Cincinnati, Ohio 45202

Phone: (513) 813-6050

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Erik Weingold, Esq.

Robert W. Goldsmith, Esq.

Weingold Law PLLC

50 Main Street, Suite 1000

White Plains, NY 10606

Phone: (646) 389-4776

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

87-1304737
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

PART II INFORMATION REQUIRED IN THE OFFERING CIRCULAR

Preliminary Offering Circular dated December 14, 2022

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an offering circular that is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

WIPROSPER VENTURES, LLC

An Ohio Limited Liability Company

$75,000,000 MAXIMUM OFFERING

75,000,000 UNITS OF SERIES A-1 PREFERRED NON-VOTING MEMBERSHIP INTEREST OFFERED

Offering Price: $1.00 Per Unit    Minimum Subscription: $100.00

WIPROSPER VENTURES, LLC (“WiProsper” or the “Company”) is an Ohio limited liability company. The Company is offering (the “Offering”) by means of this offering circular (the “Preliminary Offering Circular”) up to 75,000,000 Series A-1 Preferred Non-Voting Membership Interest Units (the “Preferred Units” or the “Membership Interest”) at an offering price of $1.00 per Unit on a “best efforts” and ongoing basis to investors who meet the Investor Suitability standards as set forth herein. See “INVESTOR SUITABILITY” below. The minimum investment amount per investor is One Hundred Dollars ($100).

The Preferred Units offered by the Company may also be purchased by existing holders of Preferred Units pursuant to the investment plan described herein at an offering price of $1.00 per Preferred Unit.  See “TERMS OF THE OFFERING – Investment Plan Election” below and “TERMS OF THE OFFERING – Election to Reinvest.”

WIPROSPER VENTURES, LLC

1311 Vine Street

Cincinnati, Ohio 45202

(513) 813-6050

www.WiProsper.com

The Company will be managed by WiProsper Technologies, LLC (the “Manager”). As further described in the Preliminary Offering Circular, WiProsper has been organized to acquire, establish and operate new and existing businesses serving and/or located in Black communities by providing needed capital and hands-on management to grow such businesses thereby providing new jobs and/or other benefits for Black communities while generating returns for investors.

The Offering will commence immediately upon qualification of the Offering by the Securities and Exchange Commission (the “Effective Date”) and will terminate at the discretion of the Company. The maximum amount of the Offering will not exceed Seventy-Five Million Dollars ($75,000,000) in any Twelve (12) month period (“Maximum Offering Amount”) in accordance with Tier II of Regulation A as set forth under the Securities Act of 1933, as amended, (“Reg A Tier II”). The Company intends to offer the Units described herein on a continuous and ongoing basis pursuant to Rule 251(d)(3)(i)(f).  Further, the acceptance of Investor subscriptions may be briefly paused at times to allow the Company to effectively and accurately process and settle subscriptions that have been received.  See “TERMS OF THE OFFERING” below. The Company may increase the Maximum Offering Amount at its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment.

Prior to this Offering, there has been no public market for the Preferred Units, and none is expected to develop. The Offering price is arbitrary and does not bear any relationship to the value of the assets of the Company. The Company does not currently have plans to list any Preferred Units on any securities exchange. Investing in the Preferred Units involves substantial risks, some of which are set forth below. See the section titled “RISK FACTORS” to read about the factors an investor should consider prior to purchasing any Units.

Prospective investors (“Investors”) who execute a subscription agreement (“Subscription Agreement”) to purchase Preferred Units will become members of the Company (“Members”) once the Company deposits the investor’s investment into the Company’s main operating bank account and subject to terms and conditions in the Preliminary Offering Circular and Subscription Agreement. As of the date of this Offering Circular, the Company is 100% owned by WiProsper Founders Group, LLC, an affiliate of the Manager. (“WiProsper Founders”)

No sale may be made to an Investor in this Offering unless the aggregate purchase price paid by such Investor is not more than Ten Percent (10%) of the greater of such Investor’s annual income or net worth based upon the representation as set forth in the Subscription Agreement. Different rules apply to accredited investors and non-natural persons. Before making any representation that the investment does not exceed applicable thresholds, Investors are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, Investors are encouraged to refer to www.investor.gov.

“SUMMARY OF THE OPERATING AGREEMENT – Restrictions on Transfer.” The Company does not provide redemption rights for the Preferred Units.

Subject to the terms and conditions provided herein, Members will have the option to either receive distributions of net profits from the Company or reinvest their distributable share of Available Cash back into the Company. As stated above, the Offering price is One Dollar ($1.00) per Preferred Unit. Investors may purchase fractional interests of Preferred Units provided that the Investor has already purchased a minimum of One Hundred (100) Preferred Units and has elected to reinvest distributions received from the Company at the time of subscription. For example, if the Company allocated One Hundred Dollars ($100) to a Member for distribution, and the Member had elected to reinvest its distributions at the time of subscription, that amount of the Preferred Return and Available Cash that would otherwise be paid to such Member will instead be used to purchase additional Preferred Units. See “PREFERRED RETURN, CASH DISTRIBUTIONS; ELECTION TO REINVEST” below. Reinvestments of distributions will be allowed to the extent that the Offering remains ongoing. Purchasers of Preferred Units are referred to herein as “Preferred Members.”

Except for reimbursement of expenses, the Manager will not receive any compensation for its services as the Manager. The Manager will receive a management fee equal to the difference between the estimated 4% bank transaction fees payable from the proceeds of the Offering and the actual bank transaction fees paid. See “RISK FACTORS,” “MANAGEMENT COMPENSATION” and “CONFLICTS OF INTEREST” below. Investing in the Preferred Units is speculative and involves substantial risks. Prospective Investors should purchase these securities only if they can afford a complete loss of their investment. See “RISK FACTORS” below.  There are material income tax risks associated with investing in the Company that prospective investors should consider. See “INCOME TAX CONSIDERATIONS” below.

As of the date of this Preliminary Offering Circular, the Company has not engaged a transfer agent, and does not intend to engage a transfer agent until such time as the Company is required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as applicable, or the Exchange Act.

The Offering is being conducted on a “best-efforts” basis, which means the principals and officers of the Company will use commercially reasonable best efforts in an attempt to sell the Preferred Units. Such persons will not receive any commission or any other remuneration for these sales. In offering the Preferred Units on behalf of the Company, the principals and officers will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT. (SEE “RISK FACTORS” BELOW.)

THE SECURITIES OFFERED HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE REGULATORY AUTHORITY NOR HAS ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION. THIS OFFERING CIRCULAR CONTAINS INFORMATION AND DISCLOSURES IN ACCORDANCE TO THE FORMAT SET FORTH IN SEC FORM S-11.

GENERALLY, NO SALE MAY BE MADE TO INVESTORS IF THE AGGREGATE PURCHASE PRICE BY INVESTORS EXCEEDS SEVENTY-FIVE MILLION DOLLARS ($75,000,000) ANNUALLY, PURSUANT TO THE TERMS OF RULE 251 OF REGULATION A TIER II SET FORTH UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THAT INFORMATION AND THOSE REPRESENTATIONS SPECIFICALLY CONTAINED IN THIS OFFERING CIRCULAR; ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON. ANY PROSPECTIVE PURCHASER OF THE SECURITIES WHO RECEIVES ANY OTHER INFORMATION OR REPRESENTATIONS SHOULD CONTACT THE COMPANY IMMEDIATELY TO DETERMINE THE ACCURACY OF SUCH INFORMATION AND REPRESENTATIONS. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS OFFERING CIRCULAR SET FORTH ABOVE.

PROSPECTIVE PURCHASERS SHOULD NOT REGARD THE CONTENTS OF THIS OFFERING CIRCULAR OR ANY OTHER COMMUNICATION FROM THE COMPANY AS A SUBSTITUTE FOR CAREFUL AND INDEPENDENT TAX AND FINANCIAL PLANNING. EACH POTENTIAL INVESTOR IS ENCOURAGED TO CONSULT WITH HIS, HER OR ITS OWN INDEPENDENT LEGAL COUNSEL, ACCOUNTANT AND OTHER PROFESSIONALS WITH RESPECT TO THE LEGAL AND TAX ASPECTS OF THIS INVESTMENT AND WITH SPECIFIC REFERENCE TO HIS, HER OR ITS OWN TAX SITUATION, PRIOR TO SUBSCRIBING FOR THE UNITS. THE PURCHASE OF UNITS BY AN INDIVIDUAL RETIREMENT ACCOUNT, KEOGH PLAN OR OTHER QUALIFIED RETIREMENT PLAN INVOLVES SPECIAL TAX RISKS AND OTHER CONSIDERATIONS THAT SHOULD BE CAREFULLY CONSIDERED. INCOME EARNED BY QUALIFIED PLANS AS A RESULT OF AN INVESTMENT IN THE COMPANY MAY BE SUBJECT TO FEDERAL INCOME TAXES, EVEN THOUGH SUCH PLANS ARE OTHERWISE TAX EXEMPT. SEE “INCOME TAX CONSIDERATIONS” AND “ERISA CONSIDERATIONS.”

THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR HAS BEEN SUPPLIED BY THE COMPANY. THIS OFFERING CIRCULAR CONTAINS SUMMARIES OF DOCUMENTS NOT CONTAINED IN THIS OFFERING CIRCULAR, BUT ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCES TO THE ACTUAL DOCUMENTS. COPIES OF DOCUMENTS REFERRED TO IN THIS OFFERING CIRCULAR, BUT NOT INCLUDED AS AN EXHIBIT, WILL BE MADE AVAILABLE TO QUALIFIED PROSPECTIVE INVESTORS UPON REQUEST.

RULE 251(D)(3)(I)(F) DISCLOSURE. RULE 251(D)(3)(I)((F) PERMITS REGULATION A OFFERINGS TO CONDUCT ONGOING CONTINUOUS OFFERINGS OF SECURITIES FOR MORE THAN THIRTY (30) DAYS AFTER THE QUALIFICATION DATE IF: (1) THE OFFERING WILL COMMENCE WITHIN TWO (2) DAYS AFTER THE QUALIFICATION DATE; (2) THE OFFERING WILL BE MADE ON A CONTINUOUS AND ONGOING BASIS FOR A PERIOD THAT MAY BE IN EXCESS OF THIRTY (30) DAYS OF THE INITIAL QUALIFICATION DATE; (3) THE OFFERING WILL BE IN AN AMOUNT THAT, AT THE TIME THE OFFERING CIRCULAR IS QUALIFIED, IS REASONABLY EXPECTED TO BE OFFERED AND SOLD WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE; AND (4) THE SECURITIES MAY BE OFFERED AND SOLD ONLY IF NOT MORE THAN THREE (3) YEARS HAVE ELAPSED SINCE THE INITIAL QUALIFICATION DATE OF THE OFFERING, UNLESS A NEW OFFERING CIRCULAR IS SUBMITTED AND FILED BY THE COMPANY PURSUANT TO RULE 251(D)(3)(I)((F) WITH THE SEC COVERING THE REMAINING SECURITIES OFFERED UNDER THE PREVIOUS OFFERING; THEN THE SECURITIES MAY CONTINUE TO BE OFFERED AND SOLD UNTIL THE EARLIER OF THE QUALIFICATION DATE OF THE NEW OFFERING CIRCULAR OR THE ONE HUNDRED EIGHTY (180) CALENDAR DAYS AFTER THE THIRD ANNIVERSARY OF THE INITIAL QUALIFICATION DATE OF THE PRIOR OFFERING CIRCULAR.

THE COMPANY INTENDS TO OFFER THE UNITS DESCRIBED HEREIN ON A CONTINUOUS AND ONGOING BASIS PURSUANT TO RULE 251(D)(3)(I)(F). PURSUANT TO RULE 251(D)(3)(I)(F), THE COMPANY INTENDS TO COMMENCE THE OFFERING IMMEDIATELY AND NO LATER THAN TWO (2) DAYS FROM THE INITIAL QUALIFICATION DATE. THE COMPANY REASONABLY EXPECTS TO OFFER AND SELL THE SECURITIES STATED IN THIS OFFERING CIRCULAR WITHIN TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE.

ANY REMAINING SECURITIES THAT ARE NOT SOLD IN THIS OFFERING SHALL BE INCORPORATED INTO A FUTURE OFFERING CIRCULAR AFTER TWO (2) YEARS FROM THE INITIAL QUALIFICATION DATE TO “INCLUDE AS PART OF SUCH NEW OFFERING CIRCULAR ANY UNSOLD SECURITIES COVERED BY THE EARLIER OFFERING CIRCULAR BY IDENTIFYING ON THE COVER PAGE OF THE NEW OFFERING CIRCULAR OF THE LATEST AMENDMENT, THE AMOUNT OF SUCH UNSOLD SECURITIES BEING INCLUDED.”

FOR RESIDENTS OF ALL STATES. THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN ANY PARTICULAR STATE. THIS OFFERING CIRCULAR MAY BE SUPPLEMENTED BY ADDITIONAL STATE LEGENDS. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE ADVISED TO CONTACT THE COMPANY FOR A CURRENT LIST OF STATES IN WHICH OFFERS OR SALES MAY BE LAWFULLY MADE. AN INVESTMENT IN THIS OFFERING IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF FINANCIAL RISK. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSIDER ALL OF THE RISK FACTORS DESCRIBED BELOW.

UNITED STATES TERRITORIES AND POSSESSIONS. THESE SECURITIES ARE NOT AUTHORIZED FOR OFFERING OR SALE IN ANY TERRITORY OR POSSESSION OF THE UNITED STATES IN LIEU OF APPLICABLE SECURITIES LAWS TO THE CONTRARY. SECURITIES AND/OR CAPITAL GUARDIANSHIPS ARE NOT AUTHORIZED FOR SALE IN SUCH TERRITORIES OR POSSESSIONS.

v

CERTAIN TERMS OF THE OFFERING

	Price to Public[2]	Underwriting Discounts and Commissions[3]	Proceeds to the Company[4]	Proceeds to other Persons[5]
Amount to be Raised Per Unit	$1.00	$0.00	$1.00	$0.00
Minimum Investment Amount	$100.00	$0.00	$100.00	$0.00
Maximum Offering Amount[6]	$75,000,000.00	$0.00	$75,000,000.00	$0.00

2 The Offering price to investors was arbitrarily determined by the Company.

3 The Company will not use an underwriter for the sale of any Membership Interests.

4Net proceeds to the Company do not reflect the deduction of organization and offering expenses. The Company intends to use a portion of the Offering proceeds to pay Offering costs and expenses, including an 4% bank transaction fee on each subscription. The transaction fee will be paid to the bank into which subscription proceeds will be deposited. To the extent that the bank transaction fee for any subscription is less than 4% of the subscription price, the Manager shall retain the difference as a “Management Fee.” As of the date of this Offering Circular, the Company has not engaged any broker-dealer, and has no agreement for paying a broker-dealer commissions or fees. In the event the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Offering Circular and other necessary documents, and notify Investors of such engagement.

5 The Company’s directors, officers and employees may offer and sell directly to the Investors by the Company. No commissions for selling Membership Interests will be paid to the Company or the Company’s directors, officers or employees.

6 The Maximum Offering Amount for the Company is Seventy-Five Million Dollars ($75,000,000) in any Twelve (12) month period. The Company may increase the Maximum Offering Amount at its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

The Preferred Units are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Act). As a Tier 2 Offering pursuant to Regulation A under the Act, this Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Preferred Units offered hereby are offered and sold only to “qualified purchasers” or at a time when the Units are listed on a national securities exchange, if at all.

“Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Act; and (ii) non-accredited Investors so long as their investment in the Preferred Units does not represent more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse, annual income or net worth (excluding the value of the Investor’s primary residence and any loans secured by the residence (up to the value of the residence)), or Ten Percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason, including if the Company determines in its sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential Investor is a “Qualified Purchaser” (who is not an Accredited Investor), annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

FORWARD LOOKING STATEMENTS

This Preliminary Offering Circular and the exhibits included as Part III include “forward-looking statements” within the meaning of the Securities Act of 1933. All statements other than statements of historical fact are forward-looking statements.

Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the Company’s ability to raise sufficient working capital to carry out the business plans, the long-term efficacy of the business plans, the ability to protect its intellectual property, general economic conditions, and possible decrease in demand for the Company’s services, and increased competition.

Although we believe that in making such forward-looking statements, expectations are based upon reasonable assumptions; such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. We cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

When used in this Preliminary Offering Circular, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under “Risk Factors” and elsewhere in this Preliminary Offering Circular.

You should read these statements carefully because they discuss the Company’s expectations about its future performance, contain projections of its future operating results or its future financial condition, or state other “forward-looking” information. Before you invest in the Units, you should be aware that the occurrence of any of the contingent factors described under “RISK FACTORS” could substantially harm the business, results of operations and financial condition. Upon the occurrence of any of these events, you could lose all or part of your investment.

We cannot guarantee any future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements in this Preliminary Offering Circular after the date of this Preliminary Offering Circular.

REGULATION A+

We are offering the Preferred Units pursuant to recently adopted rules by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 2” of Regulation A+, which allows us to offer up to $75 million in a 12-month period.

In accordance with the requirements of Tier 2 of Regulation A+, we will be required to publicly file annual, semiannual, and current event reports with the SEC after the qualification of the offering statement of which this Preliminary Offering Circular is a part.

ABOUT THIS PRELIMINARY OFFERING CIRCULAR

The terms the “Company,” “WiProsper” “us,” “our” and “we,” as used in this Preliminary Offering Circular, refer to WiProsper Ventures, LLC, an Ohio limited liability company.

You should rely only on the information contained in this Preliminary Offering Circular. The Company has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Company is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Preliminary Offering Circular is accurate as of the date on the front cover of this Preliminary Offering Circular only. The Company’s business, financial condition, results of operations and prospects may have changed since that date.

SUMMARY OF THE OFFERING

The following information is only a brief summary of, and is qualified in its entirety by, the detailed information appearing elsewhere in this Offering. This Preliminary Offering Circular, together with the exhibits attached including, but not limited to, the Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Operating Agreement”), a copy of which is attached hereto as Exhibit 2.2, should be carefully read in its entirety before any investment decision is made. If there is a conflict between the terms contained in this Preliminary Offering Circular and the Operating Agreement, the Operating Agreement shall prevail, and control and no Investor should rely on any reference herein to the Operating Agreement without consulting the actual underlying documents.

Company Mission Statement:The Company believes that Black Americans’ wealth has been historically stifled so WiProsper’s mission is the creation of wealth for investors and the Black community through early-stage cash producing asset ownership.

The Company:WiProsper Ventures, LLC is an Ohio limited liability company that was formed on June 21, 2021. WiProsper’s offices are located at 1311 Vine Street, Cincinnati, Ohio 45202.

The Business:WiProsper has been organized to acquire, establish and operate new and existing businesses serving and/or located in Black communities by investing the net proceeds of the Offering in two ways:

First, by founding new businesses and/or acquiring existing businesses in or serving predominately Black communities and operating such businesses as wholly-owned or majority owned subsidiaries of the Company (each, a “Subsidiary” and collectively, the Subsidiaries”).

Our primary business model is the development and operation of the Subsidiaries with an initial focus on real estate and trucking/logistic sector. formed and staffed by Company employees using their knowledge base, documented best practices, and experience to grow these founded and/or acquired businesses. We plan to build these Subsidiaries into profitable growing businesses by using the proceeds of the Offering to found and/or acquire Subsidiaries, inject needed capital, staff the Subsidiaries with Company employees and pay Preferred Returns and other distributions to Investors. The Company intends to own and operate each Subsidiary for an indefinite period of time. A business will be sold or liquidated only (i) if it ceases to generate an income level acceptable to the Company or (ii) if the Company receives an unsolicited offer to purchase such Subsidiary.

 Second, the Company may enter into a contractual arrangement with an existing business under which the Company will provide management oversight to provide the subject business with growth and scaling services in exchange for an eventual ownership interest or performance compensation from the income of the business.

The Company will enter into the above alternative arrangements only if the arrangement provides (i) for the Company to manage the subject business and (ii) for Company employees to manage the day-to-day operations of the business.  A further preference is that each of the business be located in and/or serve a predominantly Black or disenfranchised community.

The Company believes that its particular business focus will provide investors seeking to invest in Black communities an attractive investment opportunity in WiProsper’s business of developing Black owned businesses in Black and disenfranchised neighborhoods.

Management:In accordance with the provisions of the Company’s Operating Agreement, WiProsper is managed by WiProsper Technologies, LLC See “MANAGEMENT” below.  Set forth below are the percentage ownership interests in the Manager:

Name of Beneficial Owner	Beneficially Owned	Units Owned	Percentage
William Carter	4,306	Membership Units	42.4%
Monte’ Davis	2,539	Membership Units	25.0%
Retina Carter	2,087	Membership Units	20.6%
Richard Williams	1,218	Membership Units	12.0%
Total	10,150		100.0%

Purchasers of Preferred Units will not have an ownership interest in WiProsper Technologies, LLC, the Manager.

The Offering:The Company is hereby offering Preferred Units in the maximum aggregate amount of Seventy-Five Million Dollars ($75,000,000) (the “Maximum Offering Amount”). Notwithstanding the foregoing, the Company reserves the right to increase the Maximum Offering Amount in its sole and absolute discretion, subject to qualification by the SEC of a post-qualification amendment.

Price Per Preferred Unit:$1.00.

Minimum Investment Amount:The Minimum Investment Amount per investor is One Hundred Dollars ($100). The Company’s Operating Agreement allows the Company to issue Preferred Units on an ongoing basis and in fractional amounts.

Voting Rights:Investors in the Preferred Units will have no voting rights and consequently will have substantially limited control and involvement in the business, affairs or governance of the Company. All voting rights will be held by holders of the Common Units (the “Common Members.”)

Management Compensation:The Company’s officers and directors are entitled to receive compensation for managing the Company. No such compensation has been paid to date. See “MANAGEMENT COMPENSATION” below.

Management Fee:There will be a one-time management fee for each Preferred Unit sold equal to 4% of the subscribed amount of such Preferred Unit less the bank transaction fees associated with such sale. Any amounts not paid for bank transaction fees will be retained by the Manager as a management fee.

Company Capitalization:The Company’s Operating Agreement does not restrict the number of Preferred Units that the Company may issue. The Company shall limit the Offering to Seventy-Five Million Dollars ($75,000,000) in any Twelve (12) month period, subject to qualification by the SEC of a post-qualification amendment. The Company may, at its sole and absolute discretion, at any time during the period of the Offering, increase or decrease the Minimum Investment Amount and/or the Maximum Offering Amount.

Investor Suitability

Standards:The Preferred Units are offered to “Qualified Purchasers.” “Qualified Purchasers” include: (i) “accredited investors,” as defined under Rule 501(a) of Regulation D and (ii) all other Investors who meet the investment limitations set forth in Rule 251(d)(2)(C) of Regulation A.

Generally, no sale may be made to any non-accredited Investors in this Offering if the aggregate purchase price purchased by the Investor is more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth. Different rules apply to accredited investors and non-natural persons. Each Investor should review Rule 251(d)(2)(i)(C) of Regulation A before purchasing the Preferred Units.

Each Investor must execute a Subscription Agreement making certain representations and warranties to the Company, including, but not limited to, such purchaser’s qualifications as an “Accredited

Investor,” or as a non-accredited investor who meets the investment limitations set forth in Rule 251(d)(2)(i)(C) of Regulation A. See “INVESTOR SUITABILITY” below.

Commissions For

Selling Units:Preferred Units will be offered and sold directly by the Company and its officers and employees. No commissions for selling Preferred Units will be paid to the Company or its officers or employees. While most Preferred Units are expected to be offered and sold directly by the Company and its officers and employees, the Company may also, in limited instances, offer and sell Preferred Units through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority (“FINRA”) and who will be entitled to receive customary and standard commissions based on the gross proceeds received for the sale of Preferred Units. As of the date of this Preliminary Offering Circular, the Company has not engaged any broker-dealer, and has no agreement for paying a broker-dealer commission or fees. In the event the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Preliminary Offering Circular and other necessary documents and notify Investors of such engagement. The Company cannot determine the amount of cost or fees it will be for services related to the broker/dealers at this time. The amount and nature of commissions payable to broker/dealers may vary in specific instances. The Investor who is admitted to the Company through such broker/dealer (and not the Company) will be responsible for all such commissions payable to broker/dealers (and such payments will reduce the Investor’s invested capital)

Investment Period:Proceeds from the Offering will be used to acquire and/or form one or more Subsidiaries and to take such steps and contribute such funds as the Company deems necessary to cause such Subsidiaries to generate profits. In addition, the Company may enter into a contractual arrangement with an existing business under which the Company will provide management oversight to provide the subject business with growth and scaling services in exchange for an eventual ownership interest or performance compensation from the income of the business.

Profits from the above activities will be the sole source of funds required to make distributions to Members, including the Preferred Return described below. It is highly unlikely that any of the Subsidiaries or other activities will generate income for the Company immediately upon founding or acquisition. In order to allow for the ramp-up of the Company’s business initiatives, the Company’s obligation to pay the Preferred Return will not commence until January 1, 2025. The period between the date if the Preliminary Offering Circular and December 31, 2024, is referred to herein as the “Investment Period.”

Distributions to Investors:Available Cash will be distributed in the following priority:

First, One Hundred Percent (100%) to the Preferred Members pro rata based on the number of Preferred Units held by each Preferred Member in an amount equal to the accrued and unpaid Preferred Return and

Second, Any Available Cash remaining after payment of the Preferred Return will be payable 50% to the Common Members pro-rata based on the number of Common Units held by each Common Member,  and 50% to the Preferred Members pro-rata based on the number of Preferred Units held by each Preferred Member,

As used herein, the term “Available Cash” means all cash funds of the Company on hand as of the relevant date of determination and legally available for distribution to the Preferred Members as determined in good faith by the Manager.

The Company anticipates that distributions will be made no less often than annually out of available funds after the expiration of the Investment Period on December 31, 2024, with the first payment due one year after the expiration of the Investment Period.

Reinvestment Option/

Automatic Reinvestment:

Members must select at the time of subscription to receive their share of Available Cash in cash or reinvest such distributions. If no election is made, then distribution will be automatically reinvested into the Company to purchase additional Units for a purchase price of $1.00 per additional Preferred Unit. No partial reinvestment is permitted. Thereafter, a Member can change such Member’s election by written notice to the Manager such request to be applicable to any distributions made 30 or more days following the receipt of such written notice.

Notwithstanding the foregoing, the Company reserves the right to commence making distributions of Available Cash at any time to any Member(s), including, (i) in order for the Company to remain exempt from the ERISA plan asset regulations, (ii) once the Maximum Offering Amount has been raised; or (iii) otherwise to remain in compliance with Tier II of Regulation A. See “TERMS OF THE OFFERING;” “ERISA CONSIDERATIONS” and “SUMMARY OF THE OPERATING AGREEMENT” below.

Return of Capital:The Company reserves the right to return part or all of a Member’s capital investment to the Member at any time and to expel any Member for cause.  See “SUMMARY OF THE OPERATING AGREEMENT –Events of Disassociation” below.

Redemption:Holders of Preferred Units will have no right of redemption.

Loss Reserve:A loss reserve may be maintained by the Company as determined  in its sole and absolute discretion. The loss reserve is intended to protect Members from potential unrecoverable losses. See “RISK FACTORS” below.

Risk Factors:There are a number of risks associated with the purchase of Units. The risk factors set forth in this Preliminary Offering Circular, including those in the “RISK FACTORS” section below, identify important factors that an Investor should consider before investing in the Company. A summary of some of the risk factors is included below:

1.The Company depends on the members of the Manager (the “Management Team”) to select its business opportunities and conduct its operations.

2.The Company has a limited operating history. Therefore, no assurance can be given that the Company will achieve its investment objectives.

3.National, international and local economic and business conditions exist that could affect the Company’s business.

In making an investment decision Investors must rely on their own examination of the Company and the terms of the Offering, including the risks involved. The investment in Preferred Units involves a high degree of risk and Investors should purchase Preferred Units only if they can afford a complete loss of their investment.

RISK FACTORS

An investment in the Company’s securities involves substantial risk. Prospective investors should consider carefully the factors referred to below as well as others associated with their investment. In addition, this Preliminary Offering Circular contains forward-looking statements regarding future events and the future financial performance of the Company that involve significant risks and uncertainties. Investors are cautioned that such statements are predictions and beliefs of the Company, and the Company's actual results may differ materially from those discussed herein. The discussion below includes some of the material risk factors that could cause future results to differ from those described or implied in the forward-looking statements and other information appearing elsewhere in this Preliminary Offering Circular. If any of the following risks, or any additional risks and uncertainties not listed below and not presently known to us, actually occur, our business could be harmed or fail. In such case, you may lose all or part of your investment.

Additionally, the risks and uncertainties described in this Preliminary Offering Circular are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. Furthermore, the on-going global pandemic related to COVID-19 may amplify many of the risks discussed below to which we are subject and, given the unpredictable, unprecedented and fluid nature of the pandemic, it may materially and adversely affect us in ways that are not anticipated by or known to us or that we do not consider to present significant risks. Therefore, we are unable to estimate the extent to which the pandemic and its related impacts will adversely affect our business, financial condition and results of operations.

The following risk factors, in addition to those discussed elsewhere in this Preliminary Offering Circular, should be carefully considered when evaluating the Company as an investment opportunity.

Risk Factors Regarding Our Company and Business

The Company has a limited operating history.

The Company is a newly formed entity and is still in an early phase and is just beginning to implement its business plan, business criteria and services. The Company’s founders, including William Carter, and Monte’ Davis, have developed and evaluated such business plan through a smaller scale “beta” tests of the Company’s business plan, and business criteria and services conducted in a separate Company owned and operated by the Company’s founders and sponsors. There can be no assurance that it will ever operate profitably. The likelihood of its success should be considered in light of the problems, expenses, difficulties, complications and delays usually encountered by companies in their early stages of development, with low barriers to entry. The Company may not be successful in attaining the objectives necessary for it to overcome these risks and uncertainties.

The Company may need additional capital, which may not be available.

The Company may require funds in excess of its existing cash resources to acquire and/or form new Subsidiaries, fund operating deficits, develop new products or services, establish and expand its marketing capabilities, and finance general and administrative activities. Due to market conditions at the time the Company may need additional funding, or due to its financial condition at that time, it is possible that the Company will be unable to obtain additional funding as and when it needs it. If the Company is unable to obtain additional funding, it may not be able to repay debts when they are due and payable. If the Company is able to obtain capital it may be on unfavorable terms or terms which excessively dilute then-existing equity holders. If the Company is unable to obtain additional funding as and when needed, it could be forced to delay its development, marketing and expansion efforts and, if it continues to experience losses, potentially cease operations.

The Company’s management has broad discretion in how the Company’s use of the net proceeds of the offering.

Although the Company will always seek to operate its business in furtherance of its Mission Statement, the Company’s management will have considerable discretion over the use of proceeds from their offering. You may not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.

The Company may not be able to manage its potential growth.

For the Company to succeed, it needs to experience significant expansion. There can be no assurance that it will achieve this expansion. This expansion, if accomplished, may place a significant strain on the Company’s management, operational and financial resources. To manage any material growth, the Company will be required to implement operational and financial systems, procedures and controls. It also will be required to expand its finance, administrative and operations staff. There can be no assurance that the Company’s current and planned personnel, systems, procedures and controls will be adequate to support its future operations at any increased level. The Company’s failure to manage growth effectively could have a material adverse effect on its business, results of operations and financial condition.

The Company faces significant competition.

The Company faces competition from other companies, some of which might have received more funding than the Company has. One or more of the Company’s competitors could offer services similar to those offered by the Company at significantly lower prices, which would cause downward pressure on the prices the Company would be able to charge for its services. If the Company is not able to charge the prices it anticipates charging for its services, there may be a material adverse effect on the Company’s results of operations and financial condition. In addition, while the Company believes it is well-positioned to be the market leader in its industry, the emergence of one of its existing or future competitors as a market leader may limit the Company’s ability to achieve national brand recognition, which could also have a material adverse effect on the Company’s results of operations and financial condition.

If we are unable to source business and business opportunities effectively, we may be unable to achieve our business objective.

Our ability to achieve our business plan and objective depends on the Manager’s ability to identify, evaluate, structure and develop suitable business opportunities that meet our business criteria and business objectives. Accomplishing this result on a cost-effective basis is largely a function of our marketing capabilities, our management of the business development process, our ability to provide efficient services and our access to financing sources on acceptable terms and our ability to manage the Company’s business and assets. In addition to monitoring the performance of our existing operations, the members of the Manager may also be called upon to provide managerial assistance to our portfolio and joint venture companies. These demands on their time may distract them or slow the rate of the growth of the Company’s business. To grow, we need to continue to hire, train, supervise and manage new employees and to implement computer and other systems capable of effectively accommodating our growth. However, we cannot provide assurance that any such employees will contribute to the success of our business or that we will implement such systems effectively. Failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

The Company’s growth relies on market acceptance.

While the Company believes that there will be significant demand for its services and opportunities to develop businesses in furtherance of its corporate mission, there is no assurance that there will be broad market acceptance of the Company’s services. There also may not be broad market acceptance of the Company’s services if its competitors offer products/services which are preferred by prospective customers. In such event, there may be a material adverse effect on the Company’s results of operations and financial condition, and the Company may not be able to achieve its goals.

You will not have a vote or influence on the management of the Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the Manager of the Company. The Preferred Units have no voting rights. Consequently, you will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company Accordingly, no person should purchase Units unless he or she is willing to entrust all aspects of management to the Manager of the Company.

WiProsper Founders Group, LLC will retain control of the Company regardless of the number of Preferred Units sold.

Holders of the Preferred Units will not have any voting rights. Voting rights will be held only by WiProsper Founders Group, LLC, through its ownership of all of the Common Units. As a result, regardless of the number of Preferred Units issued pursuant to the Offering, the members of Founders will retain control of the Company. The interests of the members of Founders may differ from the interests of the holders of the Preferred Units. Such persons will have significant influence over and control all actions requiring stockholder approval, including the following actions:

•The election of the Company’s officers;

•The amendment of the Company’s Operating Agreement;

•To effect or prevent a merger, sale of assets or other transaction; and

•To control the outcome of any other matter submitted to the Company’s members for vote.

Such a person’s ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce the Unit price or prevent the Company’s Unit owners realizing a premium.

We must manage our activities so that we do not become an investment company that is subject to regulation under the Investment Company Act.

The Company’s business model is to establish or acquire wholly-owned subsidiaries which align to our core competencies, formed and staffed by our team using our knowledgebase, documented best practices, and experience to grow them in a franchised manner. Although, we may occasionally invest in other businesses, we will manage our business so that the total investment by the Company in “investment securities” is targeted to be not more than 25% of its total asset value. The Company shall take steps to ensure that any investment securities held by the Company is less than 40% of our total assets to avoid becoming an “investment company” under the Investment Company Act by having the value of its investment securities exceed 40% of its total assets (exclusive of government securities and cash items) on a consolidated basis. If this were to occur, the Company might be deemed an investment company under section 3(a)(1) of the Investment Company Act.

We will conduct our operations so that we avail ourselves of any and all applicable statutory exclusions of the Investment Company Act of 1940. Because registration as an investment company would significantly affect our ability to engage in certain transactions or be structured in the manner we currently are, we intend to conduct our business so that we will continue to satisfy the requirements to avoid regulation as an investment company. If we do not meet these requirements, we could be forced to alter our investment portfolio by selling or otherwise disposing of a substantial portion of the assets that do not satisfy the applicable requirements or by acquiring a significant position in assets that are qualifying interests. Any such investments may not represent an optimum use of capital when compared to the available investments we and our subsidiaries target pursuant to our investment strategy and present additional risks to us. We continue to analyze our investments and may make certain investments when and if required for compliance purposes. Altering our portfolio in this manner may have an adverse effect on our investments if we are forced to dispose of or acquired assets in an unfavorable market.

If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. In order to comply with provisions that allow us to avoid the consequences of registration under the Investment Company Act, we may need to forego otherwise attractive opportunities and limit the manner in which we conduct our operations. Therefore, compliance with the requirements of the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.

Our business depends heavily on the Members of the Manager.

William Carter, Retina Carter, Richard Williams and Monte Davis, the sole members of the Manager (the “Management Team”) will control the operations of the Company. If we lose the services of one or more of the members of the Management Team or if one or more of these members joined a competitor or otherwise competed with us, our business may be adversely affected. We cannot assure that we will be able to retain or replace our key personnel.

If we are unable to retain the members of the Management Team or attract and retain qualified additional members of the Management Team as the Company’s business requires in the future, our business and growth could suffer.

Our success and future growth depend, to a significant degree, on the continued contributions of the Management Team. Each member of the Management Team is an at-will employee and may voluntarily terminate his or her employment with us at any time with minimal notice. We also may need to hire additional qualified individuals to augment the Management Team to adequately manage our growing business. We may not be able to retain or identify and attract such additional qualified individuals. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. If we lose the services of any member of the Management Team or if we are unable to attract and retain additional qualified senior management individuals, our business and growth could suffer.

We may not be able to pay distributions to the Preferred Members; our distributions may not grow over time.

We intend to pay the Preferred Return to the Preferred Members and their pro rata share 50% of Available Cash, if any, when the Investment Period expires out of net profits legally available for distribution. We cannot assure investors that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this Offering Circular. All distributions will be paid at the discretion of the Manager and will depend on our earnings, our financial condition, maintenance of adequate reserves and working capital, compliance with applicable law and such other factors as the Management Team may deem relevant from time to time. We cannot assure investors that we will pay distributions to the Preferred Members in the future.

The Manager may change our investment objective, operating policies and strategies without prior notice or member approval, the effects of which may be adverse.

The Manager has the authority to modify or waive our investment objective, current operating policies, business criteria and strategies without prior notice and without member approval. We cannot predict the effect any changes to our current operating policies, business criteria and strategies would have on our business, net asset value, operating results and value of the Preferred Units. However, the effects might be adverse, which could negatively impact our ability to make distributions and cause members to lose all or part of their investment.

Internal control deficiencies could impact the accuracy of our financial results or prevent the detection of fraud. As a result, Preferred Members could lose confidence in our financial and other public reporting, which would harm our business and the value of the Preferred Units.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. Any failure by us to identify future deficiencies in our internal control over financial reporting in a timely manner or remediate any such deficiencies could prevent us from accurately and timely reporting our financial results. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the value of the Preferred Units.

Investments in small businesses and start-up companies are often risky.

Small businesses may depend heavily upon a single customer, supplier, or employee whose departure would seriously damage the company’s profitability. The Company’s customers, subsidiary businesses and any joint ventures may be seasonal or be impacted by the overall economy, or the Company and/or its customers, joint ventures or subsidiary businesses could face other risks that are specific to its industry or type of business. The Company may also have a hard time competing against larger companies who can negotiate for better terms or take advantage of bigger marketing budgets. Furthermore, a small business could face risks from lawsuits, governmental regulations, and other potential impediments to growth.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We and our portfolio companies are subject to applicable local, state and federal laws and regulations, including, without limitation, federal immigration laws and regulations. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, including those governing the types of investments we are permitted to make, any of which could harm us and our members, potentially with retroactive effect. Additionally, any changes to the laws and regulations governing our operations relating to permitted investments may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities. Such changes could result in material differences to the strategies and plans set forth herein and may result in our investment focus shifting from the areas of expertise of our officers and directors to other types of investments in which our management team may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.

Risks Related to The Economy

Events outside of our control, including public health crises, could negatively affect our subsidiaries, our customers and our results of our operations.

Periods of market volatility have occurred and could continue to occur in response to pandemics or other events outside of our control. These types of events have adversely affected and could continue to adversely affect operating results for us and for our portfolio companies. For example, the COVID-19 pandemic has delivered a shock to the global economy. This outbreak has led and for an unknown period of time will continue to lead to disruptions in local, regional, national and global markets and economies affected thereby, including a recession and a steep increase in unemployment in the United States.

With respect to the U.S. credit markets, this outbreak has resulted in, and until fully resolved is likely to continue to result in, the following among other things: (i) government imposition of various forms of shelter-in-place orders and the closing of “non-essential” businesses, resulting in significant disruption to the businesses of many middle-market loan borrowers including supply chains, demand and practical aspects of their operations, as well as in lay-offs of employees, and, while these effects are hoped to be temporary, some effects could be persistent or even permanent; (ii) increased draws by borrowers on revolving lines of credit; (iii) increased requests by borrowers for amendments and waivers of their credit agreements to avoid default, increased defaults by such borrowers and/or increased difficulty in obtaining refinancing at the maturity dates of their loans; (iv) volatility and disruption of these markets including greater volatility in pricing and spreads and difficulty in valuing loans during periods of increased volatility, and liquidity issues; and (v) rapidly evolving proposals and/or actions by state and federal governments to address problems being experienced by the markets and by businesses and the economy in general which will not necessarily adequately address the problems facing the loan market and middle market businesses.

While several countries, as well as certain states, counties and cities in the United States, have relaxed initial public health restrictions with the view to partially or fully reopening their economies, many cities have since experienced a surge in the reported number of cases, hospitalizations and deaths related to the COVID-19 pandemic. These surges have led to the re-introduction of such restrictions and business shutdowns in certain states in the United States and globally and could continue to lead to the re-introduction of such restrictions elsewhere. Health advisors warn that recurring COVID-19 outbreaks will continue if reopening is pursued too soon or in the wrong manner, which may lead to the re-introduction or continuation of certain public health restrictions (such as instituting quarantines, prohibitions on travel and the closure of offices, businesses, schools, retail stores and other public venues). From time to time since, travelers from the United States have faced travel restrictions regarding visits to Canada, Australia or the majority of countries in Europe, Asia, Africa and South America. These ever-changing travel restrictions together with the uncertainty surrounding when or if the restrictions may change may prolong the global economic downturn. It remains unclear how quickly the vaccines will be distributed and administered nationwide and globally or when “herd immunity” will be achieved and the restrictions that were imposed to slow the spread of the virus will be lifted entirely. The delay in distributing the vaccines or spread of COVID variants could lead people to continue to self-isolate and not participate in the economy at pre-pandemic levels for a prolonged period of time. Even after the COVID-19 pandemic subsides, the U.S. economy and most other major global economies may continue to experience a recession, and we anticipate our business and operations could be materially adversely affected by a prolonged recession in the United States and other major markets.

This outbreak is having, and any future outbreaks could have, an adverse impact on the markets and the economy in general, which could have a material adverse impact on, among other things, the ability of lenders to originate loans, the volume and type of loans originated, and the volume and type of amendments and waivers granted to borrowers and remedial actions taken in the event of a borrower default, each of which could negatively impact the amount and quality of loans available for investment by us and returns to us, among other things. As of the date hereof, it is impossible to determine how long any such outbreak or future outbreaks, market disruption or uncertainties may last, the effect any governmental actions will have or the full potential impact on us and our portfolio companies. Any potential impact to our results of operations will depend to a large extent on future developments and new information that could emerge regarding the duration and severity of COVID-19 and the actions taken by authorities and other entities to contain COVID-19 or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect the profitability of our Company.

The Company’s profitability and that of its Subsidiaries may be adversely impacted if:

•the economy is unable to substantially reopen without restrictions;

•customers resist public health measures required at the federal, state and/or local governments or by the business owners, including without limitation, vaccine or masking mandates;

•the efficacy of available vaccines for COVID-19 is reduced against future variants of COVID-19;

•high levels of unemployment exist for an extended period of time;

•businesses are unable to obtain the employees necessary to conduct their business or are required to pay higher wages to attract such employees thus increasing costs.

In addition, the decline in collateral value for loans may decline in value, which could impair the financial performance and/or access to financing. Throughout the pandemic, measures have been taken by central banks and governments have responded with liquidity injections to ease the strain on financial systems and stimulus measures to buffer the shock to businesses and consumers. These measures have helped stabilize certain portions of the financial markets over the short term, but volatility will likely remain elevated until the health crisis itself is under control (via fewer new cases, lower infection rates and/or verified treatments). There are still many unknowns and new information is incoming daily, compounding the difficulty of modeling outcomes for epidemiologists and economists alike.

We cannot be certain as to the duration or magnitude of the economic impact of the COVID-19 pandemic in the markets in which we, our subsidiaries and our customers operate, including with respect to travel restrictions, business closures, mitigation efforts (whether voluntary, suggested, or mandated by law) and corresponding declines in economic activity that may negatively impact the U.S. economy and the markets for the various types of goods and services provided by U.S. middle market companies. Depending on the duration, magnitude and severity of these conditions and their related economic and market impacts, certain portfolio companies may suffer declines in earnings and could experience financial distress, which could cause them to default on their financial obligations to us and their other lenders.

Any public health emergency, including the COVID-19 pandemic or any outbreak of other existing or new epidemic diseases, or the threat thereof, and the resulting financial and economic market uncertainty could have a significant adverse impact on us and the fair value of our investments.

Our valuations, and particularly valuations of private investments and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based on estimates, comparisons and qualitative evaluations of private information that may not show the complete impact of the COVID-19 pandemic and the resulting measures taken in response thereto. These potential impacts, while uncertain, could adversely affect both our and our portfolio companies’ operating results.

The extent of the impact of any public health emergency, including the COVID-19 pandemic, on our and our portfolio companies’ operational and financial performance will depend on many factors, including the duration and scope of such public health emergency, the actions taken by governmental authorities to contain its financial and economic impact, the extent of any related travel advisories and restrictions implemented, the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity and the extent of its disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. In addition, our and our portfolio companies’ operations may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of any of our or our portfolio companies’ personnel. This could create widespread business continuity issues for us and our portfolio companies.

Moreover, the COVID-19 pandemic has adversely impacted and is likely to further adversely impact our operations and the operations of our portfolio companies. A number of factors impacting the Company or our investors, customers or business partners could materially adversely affect our business, results of operations, and financial condition, including but not limited to:

• demand for our and our customers’ business products and solutions may decline, making it difficult to grow or maintain our assets and income; and

•cyber risk has increased as criminals have sought to take advantage of the changes of business practices necessitated by COVID-19.

These factors may also adversely impact our results of operation and profitability.

As of the date of this Offering Circular, the potential on-going impact of COVID-19 to negatively affect our operating results, implementation of our business plan, or the duration of any potential business or supply-chain disruption, is uncertain. Any potential impact to our results of operations will depend to a large extent on future developments and new information that could emerge regarding the duration and severity of COVID-19 and the actions taken by authorities and other entities to contain COVID-19 or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect our operating results.

Economic recessions or downturns, including as a result of the COVID-19 pandemic, could impact our customers and subsidiaries and harm our operating results.

Many of our subsidiaries, potential business opportunities and customers may be susceptible to economic slowdowns or recessions and may be unable to repay any debt investments or provide equity returns during these periods. The recent global outbreak of COVID-19 has disrupted economic markets, and the prolonged economic impact is uncertain. Some economists and major investment banks have expressed concern that the on-going global pandemic could lead to a world-wide economic downturn. In the past, instability in the global capital markets resulted in disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major domestic and international financial institutions. In particular, in past periods of instability, the financial services sector was negatively impacted by significant write-offs as the value of the assets held by financial firms declined, impairing their capital positions and abilities to lend and invest. In addition, continued uncertainty surrounding the impact of trade deals between Britain and the European Union following the United Kingdom’s exit from the European Union and uncertainty between the United States and other countries, including China, with respect to trade policies, treaties, and tariffs, among other factors, have caused disruption in the global markets. There can be no assurance that market conditions will not worsen in the future.

In an economic downturn, we may have non-performing assets or non-performing assets may increase, and our profitability may decrease during these periods. Adverse economic conditions may also decrease the value of collateral securing the Company’s financing impairing our access to credit and resulting in a decrease in our revenues, net income, assets and net worth. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us on terms we deem acceptable. These events could prevent us from increasing investments and harm our operating results.

The occurrence of recessionary conditions and/or negative developments in the domestic and international credit markets may significantly affect the markets in which we do business, our ongoing operations, costs and profitability. Any such unfavorable economic conditions, including rising interest rates, may also increase our funding costs, limit our access to capital markets or negatively impact our ability to obtain financing, particularly from the debt markets. In addition, any future financial market uncertainty could lead to financial market disruptions and could further impact our ability to obtain financing.

These events could limit the development of subsidiary business, the growth of our customer base, and/or limit our ability to grow and negatively impact our operating results and financial condition.

If we cannot obtain additional capital because of either regulatory or market price constraints, we could be forced to curtail or cease our new business development and our results of operations, profitability and our level of distributions and liquidity could be affected adversely.

Our ability to secure additional financing and satisfy our financial obligations will depend upon our future operating performance, which is subject to the prevailing general economic and credit market conditions, including interest rate levels and the availability of credit generally, and financial, business and other factors, many of which are beyond our control. The prolonged continuation or worsening of current economic and capital market conditions could have a material adverse effect on our ability to secure financing on favorable terms, if at all.

If we are unable to obtain additional debt capital, then our equity investors will not benefit from the potential for increased returns on equity resulting from leverage to the extent that our investment strategy is successful and we may be limited in our ability to make new investment or funding commitments to our portfolio companies.

Risks Associated with Residential Housing

The value and operating fundamentals of residential housing in our markets may not improve.

A substantial part of our business plan is based on our belief that the value and operating fundamentals of residential housing in our markets will improve significantly over the next several years. We cannot assure you as to whether, when or to what extent property values and operating fundamentals will improve. In addition, it is possible that our belief is incorrect and that the value and operating fundamentals of residential housing in our markets will not improve and may deteriorate.

Many factors impact the residential rental market, and if rents in our markets do not increase sufficiently to keep pace with rising costs of operations, our cash available for distribution, if any, will decline. The success of our business model will substantially depend on conditions in the residential rental market in our geographic markets. Our asset acquisitions are premised on assumptions about, among other things, occupancy and rent levels, and if those assumptions prove to be inaccurate our cash flows will be lower than expected. Rental rates and occupancy levels have benefited in recent periods from macroeconomic trends affecting the U.S. economy and residential real estate markets in particular, including:

•The risk of increased interest rates from historic lows due to recent actions by the Federal Reserve;

•Increased costs of construction materials and supply chain issues;

•The risk of inflation; and

•Supply chain disruptions and delays.

We do not expect these favorable trends in the residential rental market to continue indefinitely. Eventually, a strengthening of the U.S. economy and job growth, coupled with government programs designed to keep homeowners in their homes and/or other factors, may contribute to a stabilization or reversal of the current trend that favors renting rather than homeownership. In addition, we expect that as investors like us increasingly seek to capitalize on opportunities to purchase undervalued housing assets and convert them to productive uses, the supply of residential rental properties will decrease and the competition for tenants will intensify. A softening of the rental market in our markets would reduce our rental revenue.

When evaluating a property for acquisition, we will make a number of significant estimates and assumptions that may prove to be inaccurate. This could cause us to overpay for a property or incur restoration and marketing costs significantly in excess of our estimates.

In determining whether a particular property meets our investment criteria, we will make a number of significant estimates and assumptions, including the amount of time it will take us to gain possession of a property, estimated restoration costs, the amount of time between acquiring a property and leasing it, annual operating costs, rental rates and tenant default rates. These estimates and assumptions may prove to be inaccurate and cause us to overpay for properties or overvalue our properties. If we determine to make the estimates and assumptions used in evaluating potential properties for purchase more stringent, it will likely reduce the number of properties that we deem acceptable for purchase. Increases in the market prices for or decreases in the inventory of residential property in our markets could also reduce the number of properties that meet our investment criteria. These factors could adversely affect our ability to deploy the net proceeds from this Offering in accordance with our investment strategy.

Furthermore, we expect that there will be a significant degree of variability in the amount of time it takes us to gain possession of a property, the amount of restoration required at a property (if any), the quality of construction of a property, the desirability of a property’s location and other property-specific issues. Our success will depend, to a significant degree, on our ability to evaluate these factors and identify and acquire properties that can be rented and maintained at attractive yields, and/or sold at a profit. To the extent our evaluation of these factors or our assumptions are inaccurate, our investments may not meet our expectations.

In addition, the market and regulatory environments relating to residential property have been changing rapidly, making future trends difficult to forecast. For example, an increasing number of homeowners now wait for an eviction notice or eviction proceedings to commence before vacating a foreclosed property, which significantly increases the time period between the acquisition and leasing of a property. Such changes affect the accuracy of our assumptions and, in turn, may adversely affect us.

Our revenue and expenses are not directly correlated, and, because a large percentage of our costs and expenses are fixed and some variable expenses may not decrease over time, we may not be able to adapt our cost structure to offset any declines in our revenue.

Many of the expenses associated with our business, such as acquisition costs, restoration and maintenance costs, possible HOA fees, personal and real property taxes, insurance, compensation and other general expenses are fixed and would not necessarily decrease proportionally with any decrease in revenue. Our assets may also require a significant amount of ongoing capital expenditure. Our expenses, including capital expenditures, will be affected by, among other things, any inflationary increases, and cost increases may exceed the rate of inflation in any given period. Certain expenses incurred on a per-unit basis may be recurring in nature, such as possible HOA fees, taxes, insurance and restoration and maintenance costs, which may not decrease on a per-unit basis as our portfolio grows through additional property acquisitions. By contrast, our revenue is affected by many factors beyond our control, such as the availability and price of alternative rental housing and economic conditions in our markets. As a result, we may not be able to fully, or partially, offset any increase in our expenses with a corresponding increase in our revenues. In addition, state and local regulations may require us to maintain our properties, even if the cost of maintenance is greater than the value of a property or any potential benefit we may receive from renting a property.

The success of our business is particularly sensitive to changes in the real estate markets in those states in which we acquire properties.

If the regional economy of the real estate market in the particular state or states in which properties are located weakens, a property may experience a high rate of loss related to resale difficulties, resulting in losses to the Company and investors. A region’s economic condition and real estate market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, power shortages and other natural disasters, terrorist activities and civil disturbances such as riots.

Buying real estate assets at a discount may not result in obtaining the bottom of the market price.

Acquired assets may decline in value. Any need to liquidate prior to cost recovery or a sale without cost recovery could then result in a loss.

Limited representations and warranties may increase risk to the Company.

The sellers of a property may make only limited or no representations and warranties regarding the condition of a property, the status of leases, the presence of hazardous materials or hazardous substances within a property, the status of governmental approvals and entitlements for a property, or other matters adversely affecting a property that are discovered. The Company may not be able to pursue a claim for damages against a seller except in limited circumstances. The extent of damages that the Company may incur as a result of such matters cannot be predicted but potentially could result in a significant adverse effect on the value of a property, and the financial condition of the Company.

Acquiring a property during a period when the residential real estate sector is experiencing substantial inflows of capital and intense competition may result in an inflated purchase price and increase the likelihood that a property will not appreciate in value and may, instead, decrease in value.

The allocation of substantial amounts of capital for investment in the residential real estate sector and significant competition for income producing real estate may inflate the purchase prices for such assets. To the extent we may purchase a property in such an environment, it is possible that the value of a property may not appreciate and may, instead, decrease in value, perhaps significantly, below the amount we paid for a property. In addition to macroeconomic and local economic factors, technical factors, such as a decrease in the amount of capital allocated to the residential real estate sector and the number of investors participating in the sector, could cause the value of a property to decline.

The costs and amount of time necessary to secure possession and control of a newly acquired property may exceed our assumptions, which would delay our receipt of revenue from, and return on, a property, if any.

Upon acquiring a property, we may have to evict occupants who are in unlawful possession before we can secure possession and control of a property. The holdover occupants may be the former owners or tenants of a property, or they may be squatters or others who are illegally in possession. Securing control and possession from these occupants can be both costly and time-consuming. If these costs and delays exceed our expectations, our financial performance may suffer because of the increased expenses incurred or the unexpected delays in turning a property into viable resale property.

Risks Associated with Multi-Family Residential Housing

The value and operating fundamentals of multi-family residential housing in our markets may not improve.

A substantial part of our business plan is based on our belief that the value and operating fundamentals of residential housing in our markets will provide opportunities over the next several years. We cannot assure you as to whether, when or to what extent property values and operating fundamentals will improve. In addition, it is possible that our belief is incorrect and that the value and operating fundamentals of residential housing in our markets will not improve and may deteriorate.

Many factors impact the residential multi-family real estate market, and if rents in our markets do not increase sufficiently to keep pace with rising costs of operations, our cash available for distribution, if any, may decline. The success of our business model will depend in part on conditions in the residential rental market in our geographic markets. Our asset acquisitions are premised on assumptions about, among other things, occupancy and rent levels, and if those assumptions prove to be inaccurate our cash flows will be lower than expected.

Long-term leases may not result in fair market lease rates over time; therefore, our income and cash available for distribution to our investors, if any, could be lower than if we did not enter into long-term leases.

As part of our planned business operations, we may enter into long-term leases with individual tenants utilizing in-house or third-party property management services. If we do not accurately judge the potential for increases in market rental rates, the rent under our long-term leases may be significantly less than then-current market rental rates, even after contractual rental increases and applicable percentage rents. Further, we may have no ability to terminate those leases or to adjust the rent to then-current market rates. As a result, our revenues and cash available for distribution to our investors, if any, could be lower than if we did not enter into long-term leases of properties.

We may rely on information supplied by prospective tenants in managing our business.

We may rely on information supplied to us by prospective tenants in their rental applications to make leasing decisions, and we cannot be certain that this information will be accurate. In particular, we may rely on information submitted by prospective tenants regarding household income, tenure at current job, number of children and size of household. If tenant-supplied information is inaccurate or our tenants’ creditworthiness declines over time, we may make poor leasing or underwriting decisions and our portfolio may contain more credit risk than we believe. When we purchase properties that are subject to existing leases, we would not be able to collect any information on tenant creditworthiness in connection with such purchases.

Our long-term growth will depend significantly upon future acquisitions of multi-family properties that meet our acquisition criteria.

The acquisition of multi-family properties entails various risks, including the risks that we may overvalue a home, our homes may not perform as we expect, we may be unable to quickly and efficiently restore and sell or lease our properties, our tenants may default and our cost estimates for restoring an acquired home may prove inaccurate. In addition, we cannot assure you of the continued availability of acquisition opportunities in our markets at attractive pricing levels.

We may be unable to renew leases and our occupancy rate could decline.

We cannot assure you that tenants will renew their leases with us. If the rental rates for our properties decrease or our tenants do not renew their leases, our financial condition, results of operations, cash flow, cash available for distribution, and our ability to satisfy our debt service obligations, if any, could be materially adversely affected.

Some or all of our properties may become vacant either by a default of tenants under their leases or the expiration or termination of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution. In addition, the resale value of a property could be reduced because the market value of a particular property may deteriorate if it remains unoccupied for an extended period of time.

The success of our business may be particularly sensitive to changes in the real estate markets in which we invest.

If the regional economy of such real estate markets weakens, our real estate assets may experience a high rate of loss related to resale difficulties, resulting in losses to the Company and investors. A region’s economic condition and real estate market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, pandemics (such as the current COVID-19 pandemic), power shortages and other natural disasters, terrorist activities and civil disturbances such as riots.

Buying real estate assets at a discount may not result in obtaining the bottom of the market price.

Acquired assets may continue to decline in value. Any need to liquidate prior to cost recovery or a sale without cost recovery could then result in a loss.

Risks Associated with the Logistics Industry

The transportation industry will be subject to general economic and business factors that are largely beyond the  Company’s control, any of which could have a material adverse effect on operating results.

The Company’s logistics business will be dependent upon a number of general economic and business factors that may adversely affect the Company’s results of operations. These factors include significant increases or rapid fluctuations in fuel prices, excess capacity in the trucking industry, surpluses in the market for used equipment, interest rates, fuel taxes, license and registration fees, insurance premiums, self-insurance levels, and difficulty in attracting and retaining qualified drivers, independent contractors, and third-party carriers. The Company will operate in a highly competitive and fragmented industry, and our business may suffer if we are unable to adequately address any downward pricing pressures or other factors that may adversely affect our ability to compete with other carriers.

Further, the Company will be affected by recessionary economic cycles and downturns in customers’ business cycles, particularly in market segments and industries, such as the automotive industry, where we intend to have a significant concentration of customers. Economic conditions may also adversely affect the Company’s customers and their ability to pay for our services. Deterioration in the United States and/or world economies could exacerbate any difficulties experienced by the Company’s customers and suppliers in obtaining financing, which, in turn, could materially and adversely impact our business, financial condition, results of operations and cash flows.

WiProsper’s logistics business will operate in a highly competitive industry, and its business could suffer if we are unable to adequately address downward pricing pressures and other factors that could adversely affect its profitability, growth prospects, and ability to compete in the transportation industry.

WiProsper’s logistics business will face significant competition in local, regional, national, and, to a lesser extent, international markets. We compete with less-than-truckload (“LTL”) carriers of varying sizes, including both union and nonunion LTL carriers and, to a lesser extent, with truckload carriers and railroads. We will also compete with domestic and global logistics service providers, including asset-light logistics companies, integrated logistics companies, and third-party freight brokers, which compete in one or more segments of the transportation industry. Numerous factors could adversely impact our ability to compete effectively in the transportation and logistics industry, retain our existing customers, or attract new customers, which could have a material adverse effect on our business, results of operations, financial condition, and cash flows. These competitive factors include, but are not limited to, the following:

•Many of WiProsper’s logistics business’s competitors have greater capital resources, a lower cost structure, or greater market share than we do or have other competitive advantages. The trend toward consolidation in the transportation industry could continue to create larger carriers with greater financial resources and other competitive advantages relating to their size, including increased market share and stronger competitive position. Consolidations within the industry could also result in WiProsper’s logistics business’s competitors providing a more comprehensive set of services at competitive prices. These competitive pressures may cause a decrease in our freight volume or shipment levels or require us to lower the prices we charge for our services, which could adversely affect the results of operations, growth prospects and profitability.

•Some of our competitors, such as railroads, are outside the motor carrier freight transportation industry and certain challenges specific to the motor carrier freight transportation industry, including the competitive freight rate environment; capacity restraints in times of growing freight volumes; increased costs and potential shortages of commercial truck drivers; changes to driver hours-of-service requirements; increased costs of fuel and other operating expenses; and costs of compliance with existing and potential legal and environmental regulations, could result in the service offerings of these competitors being more competitive.

•some of our competitors periodically reduce their prices to gain business, especially during times of reduced growth rates in the economy, which limits our ability to maintain or increase prices. If customers select transportation service providers based on price alone rather than the total value offered, we may be unable to maintain our operating margins or to maintain or grow tonnage levels.

•customers periodically accept bids from multiple carriers for their shipping needs, and this process may depress prices or result in the loss of some business to competitors.

•customers may reduce the number of carriers they use by selecting “core carriers” as approved transportation service providers, and in some instances, we may not be selected.

•our competitors may offer a broader portfolio of services or more effectively bundle their service offerings, which could impair our ability to maintain or grow our share of one or more markets in which we compete.

•the industry has experienced evolving freight shipping trends over the last several years, including overall growth and ongoing profile shift of bulkier shipments across the entire supply chain, the acceleration in e-commerce, and more unique requirements of many shipping and logistics solutions. An increasing percentage of freight is taking up more space in trailers without a corresponding increase in weight, which contributes to lower average weight per shipment. As the retail industry continues to undergo a shift away from the traditional brick and mortar model towards e-commerce, the manner in which our customers source or utilize our services will be impacted and our operating results could be adversely affected.

•to keep pace with advances in technology and client demands, we must anticipate market trends and enhance our information technology systems and continue to develop innovative services and capabilities in order to remain competitive. Our customers may not be willing to accept higher freight rates to cover the costs of our increased investments in technology.

WiProsper’s logistics business may be adversely impacted by fluctuations in the price and availability of diesel fuel.

Diesel fuel will represent a significant operating expense for WiProsper’s logistics business and we may hedge against the risk of diesel fuel price increases. An increase in diesel fuel prices or diesel fuel taxes, or any change in federal or state regulations that results in such an increase, could have a material adverse effect on WiProsper’s logistics business’s operating results to the extent WiProsper’s logistics business is unable to recoup such increases from customers in the form of increased freight rates or through fuel surcharges. WiProsper’s logistics business may monitor the components of its pricing, including base freight rates and fuel surcharges, and address individual account profitability issues with our customers when necessary.

Difficulty in attracting drivers and independent contractors could affect our profitability and ability to grow.

The transportation industry often experiences significant difficulty in attracting and retaining qualified drivers and independent contractors. This shortage is exacerbated by several factors, including demand from competing industries, such as manufacturing, construction and farming, other transportation companies, and by the impact of regulations, including CSA and new hours of service rules. Economic conditions affecting operating costs such as fuel, insurance, equipment and maintenance costs can negatively impact the number of qualified independent contractors available for us to contract with. If we are unable to attract drivers or contract with independent contractors when needed, we could be required to further adjust our driver compensation packages, increase driver recruiting efforts, or let trucks sit idle, any of which could adversely affect our growth and profitability.

Claims expenses or the cost of maintaining our insurance could have a material adverse effect on our results of operations and financial condition.

Claims may be asserted against WiProsper’s logistics business for accidents or for cargo loss or damage, property damage, personal injury, and workers’ compensation occurring in our operations. Claims may also be asserted against WiProsper’s logistics business for accidents involving the operations of third-party service providers, for our actions in retaining their services, or for loss or damage to WiProsper’s logistics business’s customers’ goods for which we are determined to be responsible. Such claims against us may not be covered by insurance policies or may exceed the amount of insurance coverage, which could adversely impact our results of operations and financial condition.

Purchase price increases for new revenue equipment and/or decreases in the value of used revenue equipment could have an adverse effect on the results of operations, cash flows and financial condition.

During the last decade, the purchase price of new revenue equipment has increased significantly as equipment manufacturers recover increased materials and engine design costs resulting from compliance with increasingly stringent EPA engine emission standards. Additional EPA emission mandates in the future could result in higher purchase prices of revenue equipment which could result in higher than anticipated depreciation expenses. If WiProsper’s logistics business were unable to offset any such increase in expenses with freight rate increases, WiProsper’s logistics business’s cash flows and results of operations could be adversely affected. If the market price for used revenue equipment declines, we could incur substantial losses upon disposition of our revenue equipment which could adversely affect the results of operations and financial condition.

WiProsper’s logistics business will have significant ongoing capital requirements that could affect its liquidity and profitability if WiProsper’s logistics business is unable to generate sufficient cash from operations or obtain sufficient financing on favorable terms.

The trucking industry is capital intensive. If WiProsper’s logistics business is unable to generate sufficient cash from operations in the future, WiProsper’s logistics business may have to limit its growth, enter into unfavorable financing arrangements, or operate its revenue equipment for longer periods, any of which could have a material adverse effect on WiProsper’s logistics business’s profitability.

WiProsper’s logistics business will operate in a highly regulated industry and increased costs of compliance with, or liability for violation of, existing or future regulations could have a material adverse effect on WiProsper’s logistics business’s business.

WiProsper’s logistics business’s operations will be authorized and regulated by various federal and state agencies in the United States, that generally govern such activities as authorization to engage in motor carrier operations, safety, and financial reporting. Specific standards and regulations such as equipment dimensions, engine emissions, maintenance, drivers’ hours of service, drug and alcohol testing, and hazardous materials are regulated by the Department of Transportation, Federal Motor Carrier Administration, the Environmental Protection Agency and various other state and federal agencies. WiProsper’s logistics business may become subject to new or more restrictive regulations imposed by these authorities which could significantly impair equipment and driver productivity and increase operating expenses.

The Federal Motor Carrier Safety Administration (“FMCSA”) administers carrier safety compliance and enforcement through its Compliance, Safety, Administration program (“CSA”) program that became effective in December 2010. The program places carriers in peer groups and assigns each carrier a relative ranking compared to their peers in various categories. Carriers that exceed allowable thresholds in a particular category are placed in “intervention” status by the FMCSA until the score improves to a level below the threshold. If future roadside inspections or crashes were to result in WiProsper’s logistics business being placed in intervention status, WiProsper’s logistics business may incur additional operating costs to improve its safety program in deficient categories, experience increased roadside inspections, or have onsite visits by the FMCSA. If the intervention category is not remedied, it could affect WiProsper’s logistics business’s ability to attract and retain drivers and customers as they seek competitive carriers with scores below intervention thresholds. In addition, the CSA program could increase competition and related compensation and recruitment costs for drivers and independent contractors by reducing the pool of qualified drivers if existing drivers exit the profession, become disqualified due to low scores or as carriers focus recruiting efforts on drivers with the best relative safety scores.

The Environmental Protection Agency (“EPA”) and the National Highway Traffic Safety Administration (“ NHTSA”) jointly developed standards for various vehicles, including heavy duty trucks, that were adopted in August 2011 and cover model years 2014 through 2018. These standards are designed to reduce GHG emissions and improve fuel economy for heavy duty trucks. In August 2016, the EPA and NHTSA finalized the second phase of these standards which will further reduce GHG emissions and fuel consumption for heavy duty trucks through model year 2027. Compliance with these federal and state requirements may increase the cost of WiProsper’s logistics business’s equipment and may further increase the cost of replacement equipment in the future.

A determination by regulators that independent contractors are employees could expose WiProsper’s logistics business to various liabilities and additional costs.

Tax and other regulatory authorities often seek to assert that independent contractors in the transportation service industry are employees rather than independent contractors. There can be no assurance that interpretations and tax laws that support the independent contractor status will not change or that various authorities will not successfully assert a position that re-classifies independent contractors to be employees. If our independent contractors are determined to be our employees, that determination could materially increase our exposure under a variety of federal and state tax, workers’ compensation, unemployment benefits, labor, employment and tort laws, as well as our potential liability for employee benefits. In addition, such changes may be applied retroactively, and if so, we may be required to pay additional amounts to compensate for prior periods. Any of the above increased costs would adversely affect our business and operating results.

WiProsper’s logistics business’s business will be cyclical in nature and will be subject to general economic factors and instability in financial and credit markets that are largely beyond its control, any of which could adversely affect WiProsper’s logistics business’s business, financial condition, and results of operations. WiProsper’s logistics business’s business will be cyclical in nature and tend to reflect general economic conditions. Its performance will be affected by recessionary economic cycles, downturns in customers’ business cycles, and changes in their business practices. Tonnage and shipment levels are directly affected by industrial production and manufacturing, distribution, residential and commercial construction, and consumer spending, in each case, primarily in the North American economy, as well as WiProsper’s logistics business’s customers’ inventory levels. WiProsper’s logistics business will also be subject to risks related to disruption of world markets that could affect shipments between countries and could adversely affect the volume of freight in the market and related pricing. Recessionary economic conditions may result in a general decline in demand for freight transportation and logistics services. The pricing environment generally becomes more competitive during periods of slow economic growth and economic recessions, which adversely affects the profit margin for our services. In certain market conditions, WiProsper’s logistics business may have to accept more freight from freight brokers, where freight rates are typically lower, or it may be forced to incur more non-revenue miles to obtain loads. Economic conditions could adversely affect WiProsper’s logistics business customers’ business levels, the amount of transportation services they require, and their ability to pay for its services, thus negatively impacting WiProsper’s logistics business’s working capital and its ability to satisfy its financial obligations and covenants of any financing arrangements. Because a portion of its costs will be fixed, it may be difficult for WiProsper’s logistics business to quickly adjust its cost structure proportionately with fluctuations in volume levels. Customers encountering adverse economic conditions or facing credit issues could experience cash flow difficulties and, thus, represent a greater potential for payment delays or uncollectible accounts receivable, and, as a result, WiProsper’s logistics business may be required to increase its allowances for uncollectible accounts receivable. WiProsper’s logistics business’s obligation to pay third-party service providers will not be contingent upon payment from its customers, and we may extend credit to many of these customers which increases our exposure to uncollectible receivables.

Given the economic conditions of recent years, current economic uncertainties, and the potential impact on our business, there can be no assurance that our estimates and assumptions regarding the pricing environment and economic conditions, which are made for purposes of impairment tests related to operating assets and deferred tax assets, will prove to be accurate.

WiProsper’s logistics business will depend on suppliers for equipment, parts, and services that are critical to our operations. A disruption in the availability or a significant increase in the cost to obtain these supplies, resulting from the effect of adverse economic conditions or related financial constraints on our suppliers’ business levels or otherwise, could adversely impact our business and results of operations. Our operations and the rates we obtain for our services may also be negatively impacted when economic conditions lead to a decrease in shipping demand and excess tractor and trailer capacity in the industry.

WiProsper’s logistics business’s results of operations may be affected by seasonal factors.

WiProsper’s logistics business’s productivity may decrease during the winter season when severe winter weather impedes operations. Also, some shippers may reduce their shipments after the winter holiday season. At the same time, operating expenses may increase and fuel efficiency may decline due to engine idling during periods of inclement weather. Harsh weather conditions generally also result in higher accident frequency, increased freight claims, and higher equipment repair expenditures.

WiProsper’s logistics business’s business may be disrupted by natural disasters, pandemic and severe weather conditions causing supply chain disruptions.

Natural disasters such as earthquakes, tsunamis, hurricanes, tornadoes, floods or other adverse weather and climate conditions, whether occurring in the United States or abroad, could disrupt WiProsper’s logistics business’s operations or the operations of its customers or could damage or destroy infrastructure necessary to transport products as part of the supply chain. Specifically, these events may damage or destroy our assets, disrupt fuel supplies, increase fuel costs, disrupt freight shipments or routes, and affect regional economies. As a result, these events could make it difficult or impossible for WiProsper’s logistics business to provide logistics and transportation services; disrupt or prevent our ability to perform functions at the corporate level; and/or otherwise impede its ability to continue business operations in a continuous manner consistent with the level and extent of business activities prior to the occurrence of the unexpected event, which could adversely affect our business and results of operations or make our results more volatile.

WiProsper’s logistics business’s operations will be subject to various environmental laws and regulations, the violation of which could result in substantial fines or penalties. The costs of compliance with existing and future environmental laws and regulations may be significant and could adversely impact results of operations.

WiProsper’s logistics business will be subject to various environmental laws and regulations dealing with the handling and transportation of hazardous materials and similar matters. WiProsper’s logistics business may transport or arrange for the transportation of hazardous materials and explosives, and we will operate in industrial areas where service centers and other industrial activities are located and where groundwater or other forms of environmental contamination could occur. WiProsper’s logistics business may be subject to substantial fines or civil penalties if it fails to obtain proper certifications or permits or if we do not comply with required testing provisions. WiProsper’s logistics business’s operations will involve the risks of, among others, fuel spillage or leakage, environmental damage, a spill or accident involving hazardous substances, and hazardous waste disposal. Under certain environmental laws, WiProsper’s logistics business could be subject to strict liability for any costs relating to contamination at our past or present facilities and at third-party waste disposal sites, as well as costs associated with the cleanup of accidents involving our vehicles. Although WiProsper’s logistics business will institute programs to monitor and control environmental risks and promote compliance with applicable environmental laws and regulations, violations of applicable laws or regulations may subject it to cleanup costs and liabilities not covered by insurance or in excess of its applicable insurance coverage, including substantial fines, civil penalties, or civil and criminal liability, as well as bans on making future shipments in particular geographic areas, any of which could adversely affect WiProsper’s logistics business’s business, results of operations, financial condition, and cash flows. In addition, if any damage or injury occurs as a result of WiProsper’s logistics business’s transportation of hazardous materials or explosives, we may be subject to claims from third parties and bear liability for such damage or injury.

Concern over climate change, including the impact of global warming, has led to significant legislative and regulatory efforts to limit carbon and other greenhouse gas emissions, and some form of federal, state, or regional climate change legislation is possible in the future. We are unable to determine with any certainty the effects of any future climate change legislation. However, emission-related regulatory actions have historically resulted in increased costs of revenue equipment, diesel fuel, and equipment maintenance, and future legislation, if enacted, could impose substantial costs on us that may adversely impact WiProsper’s logistics business’s results of operations.

WiProsper’s logistics business may incur additional operating expenses or liabilities as a result of potential future requirements to address climate change issues.

As global warming issues become more prevalent, federal, state and local governments as well as some of WiProsper’s logistics business’s customers, have made efforts to respond to these issues. This increased focus on sustainability may result in new legislation or regulations and customer requirements that could negatively affect us as we may incur additional costs or be required to make changes to WiProsper’s logistics business’s operations in order to comply with any new regulations or customer requirements. Legislation or regulations that potentially impose restrictions, caps, taxes, or other controls on emissions of greenhouse gases such as carbon dioxide, a by-product of burning fossil fuels such as those used in the Company’s trucks, could adversely affect WiProsper’s logistics business’s operations and financial results. More specifically, legislative or regulatory actions relating to climate change could adversely impact the Company by increasing WiProsper’s logistics business’s fuel costs and reducing fuel efficiency and could result in the creation of substantial additional capital expenditures and operating costs in the form of taxes, emissions allowances, or required equipment upgrades. Any of these factors could impair WiProsper’s logistics business’s operating efficiency and productivity and result in higher operating costs. In addition, revenues could decrease if we are unable to meet regulatory or customer sustainability requirements. These additional costs, changes in operations, or loss of revenues could have a material adverse effect on WiProsper’s logistics business’s business, financial condition and results of operations.

WiProsper’s logistics business will be subject to litigation risks that could result in significant expenditures and have other material adverse effects on WiProsper’s logistics business’s business, results of operations, and financial condition.

The nature of WiProsper’s logistics business’s business will expose us to the potential for various claims and litigation, including class-action litigation and other legal proceedings brought by customers, suppliers, employees, or other parties, related to labor and employment, competitive matters, personal injury, property damage, cargo claims, safety and contract compliance, environmental liability, and other matters. WiProsper’s logistics business will be subject to risk and uncertainties related to liabilities, including damages, fines, penalties, and substantial legal and related costs, that may result from these claims and litigation. Some or all of WiProsper’s logistics business’s expenditures to defend, settle, or litigate these matters may not be covered by insurance or could impact WiProsper’s logistics business’s cost and ability to obtain insurance in the future. Also, litigation can be disruptive to normal business operations and could require a substantial amount of time and effort by WiProsper’s logistics business’s management team. Any material litigation or a catastrophic accident or series of accidents could have a material adverse effect on WiProsper’s logistics business’s business, results of operations, and financial condition. WiProsper’s logistics business’s business reputation and WiProsper’s logistics business’s relationship with WiProsper’s logistics business’s customers, suppliers, and employees may also be adversely impacted by WiProsper’s logistics business’s involvement in legal proceedings.

WiProsper’s logistics business will establish reserves based on WiProsper’s logistics business’s assessment of legal matters and contingencies. Subsequent developments related to legal claims asserted against us may affect WiProsper’s logistics business’s assessment and estimates of WiProsper’s logistics business’s recorded legal reserves and may require us to make payments in excess of WiProsper’s logistics business’s reserves, which could have an adverse effect on WiProsper’s logistics business’s financial condition or results of operations.

If WiProsper’s logistics business’s employees were to unionize, WiProsper’s logistics business’s operating costs would increase and WiProsper’s logistics business’s ability to compete would be impaired.

The Company can offer no assurance that WiProsper’s logistics business’s employees will not unionize in the future, particularly if legislation is passed that facilitates unionization. If WiProsper’s logistics business’s employees were to unionize, WiProsper’s logistics business’s operating costs would increase and WiProsper’s logistics business’s profitability could be adversely affected.

WiProsper’s logistics business will have substantial fixed costs and, as a result, WiProsper’s logistics business’s operating income will fluctuate disproportionately with changes in WiProsper’s logistics business’s net sales.

A significant portion of WiProsper’s logistics business’s expenses will be fixed costs that neither increase nor decrease proportionately with sales. There can be no assurance that WiProsper’s logistics business will be  able to reduce its fixed costs proportionately in response to a decline in WiProsper’s logistics business’s sales and therefore WiProsper’s logistics business’s competitiveness could be significantly impacted. As a result, a decline in WiProsper’s logistics business’s sales would result in a higher percentage decline in WiProsper’s logistics business’s income from operations and net income.

WiProsper’s logistics business’s financial results may be adversely impacted by potential future changes in accounting practices.

Future changes in accounting standards or practices, and related legal and regulatory interpretations of those changes, may adversely impact public companies in general, the transportation industry or WiProsper’s logistics business’s operations specifically. New accounting standards or requirements, could change the way WiProsper’s logistics business accounts for, disclose and present various aspects of its financial position, results of operations or cash flows and could be costly to implement.

WiProsper’s logistics business’s business may be harmed by terrorist attacks, future war or anti-terrorism measures.

In order to prevent terrorist attacks, federal, state and municipal authorities have implemented and continue to follow various security measures, including checkpoints and travel restrictions on large trucks. Such measures may have costs associated with them, which, in connection with the transportation services provided, WiProsper’s logistics business or WiProsper’s logistics business’s independent contractors could be forced to bear. In addition, war or the risk of war also may have an adverse effect on the economy. A decline in economic activity could adversely affect WiProsper’s logistics business’s revenue or restrict WiProsper’s logistics business’s future growth. Instability in the financial markets as a result of terrorism or war also could affect WiProsper’s logistics business’s ability to raise capital. In addition, the insurance premiums charged for some or all of the coverage currently maintained by WiProsper’s logistics business could increase dramatically or such coverage could be unavailable in the future.

WiProsper’s logistics business may be unable to successfully integrate businesses we acquire into its operations.

Integrating businesses we acquire may involve unanticipated delays, costs or other operational or financial problems. Successful integration of the businesses we acquire will depend on a number of factors, including WiProsper’s logistics business’s ability to transition acquired companies to WiProsper’s logistics business’s information systems. In integrating businesses we acquire; we may not achieve expected economies of scale or profitability or realize sufficient revenues to justify WiProsper’s logistics business’s investment. We also face the risk that an unexpected problem at one of the companies we acquire will require substantial time and attention from senior management, diverting management’s attention from other aspects of WiProsper’s logistics business’s business.

WiProsper’s logistics business cannot be certain that its management and operational controls will be able to support us as we grow.

Risks Related to Our Investments Generally

The Offering Price and Minimum Investment Amount have been arbitrarily determined by the Company and do not reflect the value of the assets that have been or will be acquired by the Company.

The Offering amount and Minimum Investment Amount have been arbitrarily determined by the Company and does not bear any relationship to the assets that have been or are to be acquired by the Company or any other established criteria or indicia for valuing a business. The Company may, in its sole and absolute discretion, accept or require a lesser or greater Minimum Investment Amount. In addition, the assets that are to be acquired by the Company could have a higher or lower value than the Offering price, which may result in the valuation of the Company being different than the Offering Price.

Investment in the Preferred Units is speculative, and each Investor assumes the risk of losing his, her, or its entire investment.

Investment in the Preferred Units is speculative and, by investing, each Investor assumes the risk of losing the entire investment. The Company has limited operations as of the date of this Offering Circular and will be solely dependent upon the efforts of its officers, employees and independent contractors, all of which are subject to the risks described herein. Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the investor suitability standards should consider purchasing these Units. (See “INVESTOR SUITABILITY” above.)

The Company’s ability to commence operations is dependent on its ability to raise funds.

In order to execute the plan of operations, the Company will require varying amounts of capital based on the Loans and/or properties the Company intends to fund or acquire. The Company’s ability to commence operations is largely dependent on its ability to raise funds through this Offering and thereby securing Loan and property investments. Prospective Investors should be aware that there is no assurance that the Company will be able to obtain the capital investments necessary to commence operations and become profitable. In addition, receipt of capital investments of less than the Maximum Offering Amount will reduce the ability of the Company to spread investment risks through diversification of its investments.

Reinvestments of cash distributions back into the Company may be suspended.

Each Preferred Member has the option of reinvesting cash distributions in the Company and receiving additional Units (based on a price of One Dollar ($1.00) per Unit) in return. However, the Company may commence distributions (as opposed to making reinvestments), including in order to stay in compliance with the ERISA laws; and Regulation A, Tier II requirements which will result in an overall lower rate of return on their investments.

Indemnification of the Company’s management for losses resulting from the acts of management, excepting fraud, may present a risk to Investors.

Pursuant to the Company’s Operating Agreement, the Company’s officer and directors shall not be liable to the Company or its Members for (i) any act performed or omission made by it in the absence of the Operating Agreement or from gross negligence; or (ii) losses due to the negligence of brokers or other agents of the Company. However, these parties shall not be indemnified if the loss arises from the party’s own fraud, willful misconduct, willful and material violation of a material provision of the Company’s Operating Agreement or gross negligence. Accordingly, the Preferred Members’ rights will be substantially limited when compared with the rights that would have been afforded under the state laws, including, any causes of action pertaining to such actions had the Company not provided such legally permissible indemnifications. In addition, even if such Preferred Members prevail for suit, the Company will indemnify the officers and directors for any losses, damages, or expenses incurred, barring fraud. In such instance, the Members may be subject to lower rate of return and/or reduction on their capital accounts to pay for the losses, expenses, or damages.

There is No Guarantee of Reaching Maximum Offering Amount.

There is no minimum number of Preferred Units required to be sold in order for the Company to commence the operations described in this Offering Circular. To the extent fewer than the maximum number of Preferred Units is sold, the Company may not be able to carry out all of the business activities described in this Offering Circular. In addition, receipt of capital investments of less than the Maximum Offering Amount will reduce the ability of the Company to spread investment risks through diversification of its various businesses.

Anti-Money Laundering

The Uniting and Strengthening America By Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“PATRIOT Act”) requires financial institutions to establish and maintain compliance programs to guard against money laundering activities and requires the Secretary of the U.S. Treasury (“Treasury”) to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network (“FinCEN”), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled-investment vehicles to enact anti-money laundering policies. There could be promulgated legislation or regulations that would require WiProsper or its service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require WiProsper to implement restrictions on the transfer of the Units. WiProsper reserves the right to request such information as necessary, to verify the identity of prospective Investors and the source of the payment of subscription monies, or as necessary to comply with any customer identification programs required by FinCEN and/or the U.S. Securities and Exchange Commission. In the event of delay or failure by a prospective investor to produce any information required for verification purposes, an application for, or transfer of, the Interests may be refused.

There may be Investment Company Act Risks which may result in the Company acquiring legal fees.

The Company is not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourselves out as being engaged in those activities. Under the Investment Company Act, however, a company may be deemed an investment company under section 3(a)(1)(C) of the Investment Company Act if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on a consolidated basis. The Company intends to avoid becoming subject to the Investment Company Act of 1940, as amended (the “1940 Act”); however, the Company cannot assure prospective investors that under certain conditions, changing circumstances or changes in the law, the Company may not become subject to the 1940 Act in the future. Becoming subject to the 1940 Act could have a material adverse effect on the Company. Additionally, the Company could be terminated and liquidated due to the cost of registration under the 1940 Act. In general, the 1940 Act provides that if there are 100 or more investors in a securities offering, then the 1940 Act could apply unless there is an exemption; however, the 1940 Act generally is intended to regulate entities that raise monies where the entity itself “holds itself out as being engaged primarily, or purposes to engage primarily, in the business of investing, reinvesting or trading in securities” (Section 3(a)(1)(A) of the 1940 Act).

Notwithstanding the foregoing, there are no assurances that this will ultimately be the case. In the event the Company becomes subject to the registration requirements of the 1940 Act, the Company may incur substantial legal fees. This may adversely affect Members in the sense that if the Company does not have funds to pay said legal fees, it may be unable to distribute income to the Members.

Investors Are Not Independently Represented by the Company’s Attorneys and should seek their own independent counsel.

Purchasers of the Preferred Units have not been represented by independent counsel with respect to this Offering. Attorneys assisting in the formation of the Company and the preparation of this Offering Circular have represented only the Company and its principals and affiliates. See “CONFLICTS OF INTEREST” below.

No Assurance can be provided that the Maximum Offering Amount will be adequate working capital and/or will absolve the need for additional financing.

In the opinion of the Company, if the maximum number of Preferred Units being offered is sold, the Company will have sufficient working capital to achieve its planned operations. However, there can be no assurance that even if the maximum number of Units is sold that the Company would not be required to seek alternative or additional sources of financing. The Company is not restricted in the application of investor proceeds as provided within this Offering Circular under the caption “USE OF PROCEEDS.”

There is currently no public trading market for the Company’s securities.

There is currently no public trading market for any of the Preferred Units, and an active market may not develop or be sustained.  If an active public trading market for the Preferred Units does not develop or is not sustained, it may be difficult or impossible for the holders of Preferred Units to resell their Preferred Units at any price.  Even if a public market does develop, the market price could decline below the amount the holder of Preferred Units paid for the Preferred Units.

Terms of the Units may not be favorable to prospective Investors.

The Company has set the terms of the Preferred Units in a manner which is favorable to the Company and has not made an attempt to consider the favorability or suitability of such terms for any prospective Investors.

The Company may employ leverage, resulting in the Preferred Units being subordinate to any debt incurred by the Company.

Any indebtedness incurred by the Company (e.g., through a credit line, borrowing from a financer, etc.) may expose the holders of Preferred Units to substantially greater risk. Any debt incurred by the Company will be senior to the Preferred Units and will have priority of payment. If there are no sufficient cash flows generated from the operations of the Company and the Company has to pay the Preferred Return to the Preferred Members, it may affect the Company’s ability to make distributions to Preferred Members. In addition, leverage may involve restrictive covenants, interest obligations and other risks that are customary to organizations that employ leverage in financing their investments.

The Company will develop businesses that have not been identified.

Except as specifically described in this Offering Circular, the Company has not identified any particular business opportunities or potential customers as of the date of this Offering Circular. However, the general business goals of the Company are to acquire, establish and operate new and existing businesses serving or located in Black communities in furtherance of the Company’s Mission Statement as further described herein. The Company may later have specific, identifiable portfolio data which Members may review upon their prior written request to the Company (which may be requested electronically via the Company’s on-line portal).

The Company has the right to change and mix its Mission Statement and business plans, there is no guarantee that the Company’s business profile will not change substantially over time.

The Company reserves the right, in its sole and absolute discretion, to modify, change or revise its typical development and customer profile and the mix of the Company’s businesses, customers, assets and investments, and accordingly, Members have no guarantee, and should not assume that this will not change substantially over time.

DILUTION

Dilution means a reduction in value, control or earnings of the Preferred Members. Another important way of looking at dilution is the dilution that happens due to our future actions. A Preferred Member’s stake in the Company could be diluted due to our issuing additional Preferred Units or other equity interests in the Company. In other words, as we issue additional Preferred Units, the percentage of the Company that existing Preferred Members own will decrease, even though the aggregate value of the Company may go up.

PLAN OF DISTRIBUTION

The Company will not utilize an underwriter for the sale of the Preferred Units. The Offering is being conducted on a “best-efforts” basis, which means that officers of the Company (the same persons who are the members of the Manager) will use commercially reasonable best efforts in an attempt to sell the Preferred Units. Such persons will not receive any commission or any other remuneration for these sales. In offering the Preferred Units on behalf of the Company, such persons will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Although it has made no commitment to do so, the Company may, in limited instances, offer and sell Preferred Units through the services of independent broker/dealers who are member firms of the Financial Industry Regulatory Authority (“FINRA”) and who will be entitled to receive customary and standard commissions based on the gross proceeds received for the sale of Preferred Units. As of the date of this Offering Circular, the Company has not engaged any broker-dealer, and has no agreement for paying a broker-dealer commission or fees. In the event the Company enters into an agreement with a licensed broker-dealer, the Company will amend the Offering Circular and other necessary documents and notify Investors of such engagement. The Company cannot determine the amount of cost or fees it will incur for any prospective services related to the broker/dealers at this time. The amount and nature of commissions payable to broker/dealers is expected to vary in specific instances. An Investor who is admitted to the Company through such broker/dealer (and not the Company) will be responsible for all such commissions payable to broker/dealers (which commissions will not be considered part of such Investor’s capital contribution).

We plan to use substantially all of the net proceeds from this Offering to acquire, establish and operate new and existing businesses serving and/or located in Black and/or disenfranchised communities in furtherance of the Company’s Mission Statement. The Company may develop such businesses internally or in partnership with others and may make selective investments in certain ventures only if the Company has managerial control of such venture.

TERMS OF THE OFFERING

This Offering is made to Qualified purchasers to purchase Preferred Units in the Company. The Minimum Investment Amount per Investor is One Hundred Dollars ($100). See “INVESTOR SUITABILITY.” While the Offering is still open, Preferred Members that have subscribed for at least the Minimum Investment Amount may purchase additional Units in increments of One Hundred Dollars ($100), provided that such additional purchase of Preferred Units complies with Regulation A, Tier II requirements. The Company generally shall not offer fractional Preferred Units for sale, except for Members who seek to reinvest their distributions of Available Cash. The Company currently does not intend to adjust the price of the Preferred Units. However, in the event the Company does adjust the purchase price of the Preferred Units, it shall update and amend the Offering Circular and other necessary documents to indicate such adjustments.

The Offering will continue until the Company has raised the Maximum Offering Amount or is terminated by the Company, in its sole and absolute discretion. At such time, the Offering will be deemed closed. The Company may, at its sole and absolute discretion, at any time during the period of the Offering, increase or decrease the Minimum Investment Amount or the Maximum Offering Amount.

Notwithstanding the foregoing in “TERMS OF THE OFFERING,” the Company reserves the right, in its sole and absolute discretion to, at any time, and for any reason or no reason, accept subscriptions in a lesser amount or to require a higher amount or to reject any subscription(s) in whole or in part.

Subscription Agreements; Admission to the Company; Investor Rights prior to Admission

To subscribe with the Company and purchase any Preferred Units, an Investor must meet certain eligibility and suitability standards, some of which are set forth below. See “INVESTOR SUITABILITY” below. Additionally, an Investor who wishes to become a Member of the Company must sign and execute a subscription agreement (“Subscription Agreement”) in the form attached hereto as Exhibit 4.1 (together with a check, or a payment via Automated Clearing House (“ACH”), wire transfer, or a payment card (i.e., credit or debit card), in the amount of the purchase price payable to the Company), which shall be accepted or rejected by the Company in its sole and absolute discretion. By executing the Subscription Agreement, an Investor makes certain representations and warranties upon which the Company will rely on in accepting the Investor’s subscription funds. Investors are encouraged to read the Subscription Agreement carefully and in its entirety. INVESTORS SHOULD CAREFULLY READ AND COMPLETE THE SUBSCRIPTION AGREEMENT (WITH POWER OF ATTORNEY AND INVESTOR QUESTIONNAIRE).

In order to assess each prospective Investor’s suitability as a Member, each Investor’s Subscription Agreement will be accepted or rejected by the Company within Ninety (90) days or sooner of its receipt. In addition, Subscription Agreements are non-cancelable and irrevocable by the Investor and subscription funds are non-refundable, except with the express written consent of the Company and/or as expressly set forth herein or in the Subscription Agreement. If accepted by the Company, an Investor shall become a Member only when the Company deposits the Investor’s contribution into the Company’s Operating Account. Investors who’s subscriptions are rejected, will be refunded the amount paid in their subscription.

The Company may reject an Investor’s Subscription Agreement for any reason or no reason at all. If accepted by the Company, an Investor shall become a Member on the 1st of the month following the month in which the Company deposits the Investor’s contribution into the Company’s main operating bank account (“Operating Account”). Until then, an Investor’s subscription agreement is non-revocable, and subscription funds shall be held by the Company and may, at in its sole discretion, be deposited in a call account (the “Subscription Account”).

Subscription Agreements are non-cancelable and irrevocable by the Investor and subscription funds are non-refundable for any reason, except with the express written consent of the Company or as expressly set forth herein or in the Subscription Agreement.

Investment Period

During the Investment Period, the Company intends to reinvest any net proceeds received from the operation of Subsidiaries, to expand the Company’s business and investments. The “Investment Period” shall commence as of the date of this Offering Circular and continue until December 31, 2023.

Distributions

Preferred Return

Commencing upon the expiration of the Investment Period, the Company will be required to pay the Investors a “Preferred Return” equal to 8% per annum, compounded annually on the outstanding capital amount of such investor’s Preferred Units. The Preferred Return will be payable only out of Available Cash. In the event Available Cash is insufficient to pay the entire Preferred Return in any one year, the unpaid amount will be added to the Preferred Return due for the following year. “Available Cash” means all cash funds of the Company on hand as of the relevant date of determination and legally available for distribution to the Members, as determined in good faith by the Manager.

In addition to the Preferred Return, holders of Preferred Units will be entitled to shares in the “Distributions to Investors” as described below.

Distributions to Investors

Available Cash shall be distributed as follows:

First, 100% to the Preferred Members, pro rata in proportion to their aggregate holdings of Preferred Units until they have received the Preferred Return.

Second, The remaining Available Cash shall be paid 50% to the Common Members pro rata in proportion to the number of Common Units held by each Common Member and 50% to the Preferred Members pro rata in proportion to the number of Preferred Units held by each Preferred Member. As of the date of this Offering Circular, 100% of the Common Units are owned by WiProsper Founders, LLC.

Distributions of Available Cash shall be made no less often than annually out of Available Cash after the expiration of the Investment Period,.

Cash Distributions

All Cash Distributions will be made no less often than annually in arrears, and distributions to Members shall be prorated as applicable for the amount of time that a Member was a member of the Company during such accounting period.

DISTRIBUTION OF CASH IS NOT GUARANTEED. SUCH DISTRIBUTIONS SHALL ONLY BE DISTRIBUTED TO THE EXTENT CASH IS AVAILABLE AND PROVIDED THAT THE DISTRIBUTIONS WILL NOT IMPACT THE CONTINUING OPERATIONS OF THE COMPANY, SUBJECT TO THE SOLE AND ABSOLUTE DISCRETION OF THE COMPANY.

Election to Reinvest

Each Preferred Member has the option of receiving distributions of his, her or its share of Available Cash that is payable to such Preferred Member or having such amount(s) credited to his, her or its share of Available Cash capital accounts and reinvested to purchase additional Preferred Units at the price of One Dollar ($1.00) per Unit. Fractional interests of Preferred Units may be purchased by the Member for reinvestment purposes. For example, if the Company allocated One Hundred Dollars ($100) to a Member for distribution, and the Member had elected to reinvest such distributions, the Member may reinvest and purchase One Hundred (100) additional Preferred Units. Upon reinvestment, the capital account of the Preferred Member will be increased to reflect such additional purchase. The number of additional Preferred Units purchased may be adjusted (i) in order for the Company to remain exempt from the ERISA plan asset regulations, (ii) if the Maximum Offering Amount has been raised, or (iii) otherwise required under Tier II of the Regulation A. See “ERISA CONSIDERATIONS” and “SUMMARY OF THE OPERATING AGREEMENT” below.

Preferred Members must select at the time of subscription to receive cash or reinvest all of their share of distributions of Available Cash. If no election is made, Available Cash distributions will be automatically reinvested into the Company to purchase additional Preferred Units. No partial reinvestment is permitted. A Preferred Member may change the election by written notice to the Manager such request to be applicable to any distributions of Available Cash made 30 or more days following the receipt of such written notice.

Reinvestments will be allowed only to the extent that:

•the Offering remains qualified under Regulation A;

•provided that the reinvestments do not (together with any new Preferred Units sold) exceed the offering amount that may be sold in any given Twelve (12) month period in accordance with Regulation A, Tier II requirements; and

•so long as such investor is and will remain a “Qualified Purchaser” at the time of such reinvestment.

Preferred Members may change their election at any time upon thirty (30) days prior written notice to the Company. Upon receipt and after the thirty (30) day notice has occurred, such Preferred Member’s selection shall be changed and reflected on the following first day of the month in which such Preferred Member is entitled to receive distributions. Notwithstanding the preceding sentences, the Company may at any time immediately commence with income distributions in cash only (hence, suspending the reinvestment option for such Preferred Member(s)) to any Preferred Member(s), including, (i) in order for the Company to remain exempt from the ERISA plan asset regulations, (ii) the Maximum Offering Amount has been raised; or (iii) otherwise required under Tier II of the Regulation A. See “ERISA CONSIDERATIONS” and “SUMMARY OF THE OPERATING AGREEMENT” below.

This investment is appropriate only for Investors who have no need for immediate liquidity in their investments and who have adequate means of providing for their current financial needs, obligations and contingencies, even if such investment results in a total loss. Investment in the Preferred Units involves a high degree of risk and is suitable only for an investor whose business and investment experience, either alone or together with a purchaser representative, renders the investor capable of evaluating each and every risk of the proposed investment. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THE ENTIRE “RISK FACTORS” SECTION OF THIS OFFERING CIRCULAR.

Any written notice required to be made by a Preferred Member may be made electronically via the Company’s on-line portal.

Maximum Offering

The Maximum Offering Amount of this Offering Circular is Seventy-Five Million Dollars ($75,000,000), subject to qualification by the SEC of a post-qualification amendment. The Company may, at its sole and absolute discretion, at any time during the period of the Offering, increase (if legally permitted) or decrease the Maximum Offering Amount or the Minimum Investment Amount.

The maximum gross proceeds will be the Maximum Offering Amount which will comprise, subject to adjustments as described elsewhere in this Offering Circular, the total equity capitalization of Investors in this Offering. This Offering may be terminated at the sole option of the Company at any time and for any reason (or no reason) before the Maximum Offering Amount is received.

Transfer Agent and Registrar

As of the date of this Offering Circular, the Company has not engaged a transfer agent, and does not intend to engage a transfer agent until such time as the Company is required to do so in order to satisfy the conditional exemption contained in Rule 12g5-1(a)(7) of the Securities Exchange Act of 1934, as applicable, or the Exchange Act.

INVESTOR SUITABILITY AND LIMITATIONS

The Preferred Units are being offered and sold only to “Qualified Purchasers” (as defined in Regulation A under the Act). “Qualified Purchasers” include:

a) “accredited investors” under Rule 501(a) of Regulation D (as explained below); and

(b) all other Investors so long as their investment in the Preferred Units does not represent more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse or spousal equivalent, annual income or net worth (for natural persons), or Ten Percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

The Preferred Units are offered hereby and sold to Investors that meet one of the categories (i.e., Accredited Investors and Investors whose investment in the Units does not represent more than Ten Percent (10%) of the applicable amount).

To qualify as an “Accredited Investor,” for purposes of satisfying one of the tests in the “qualified purchaser” definition, an Investor must meet ONE of the following conditions:

A person is deemed to be an accredited investor under the Securities Act by meeting any of the following criteria:

(1)   a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act of 1933, as amended (the “Securities Act”), whether acting in its individual or fiduciary capacity;

(2)   a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(3)   an investment adviser that is (i) registered under Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), (ii) registered under the laws of a state, or (iii) exempt from registration under Section 203(l) or (m) of the Advisers Act;

(4)   an insurance company as defined in Section 2(13) of the Securities Act;

(5)   an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(6)   a business development company as defined in Section 2(a)(48) of the Investment Company Act;

(7)   a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

(8)   a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

(9)   a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state of its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(10)an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if either:

(a)   the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser;

(b)   the employee benefit plan has total assets in excess of $5,000,000, or

(c)   the plan is a self-directed plan with investment decisions made solely by persons that are Accredited Investors;

(11)a private business development company as defined in Section 202(a)(22) of the Advisers Act;

(12)an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(13)a natural person whose individual net worth, or joint net worth with his or her spouse or spousal equivalent exceeds $1,000,000, excluding the value of the primary residence;

(14)a natural person who has an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(15)a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose acquisition of the securities is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D;

(16)an entity in which all of the equity owners are Accredited Investors;

(17)an entity, not listed above, that is (i) not formed for the specific purpose of acquiring the securities offered and (ii) owning investments in excess of $5,000,000;

(18)a natural person holding, in good standing, one or more professional certifications, designations or credential from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(19)a knowledgeable employee, as defined in Rule 3c-5(a)(4) of the Investment Company Act, of the Company;

(20)a family office as defined in Rule 202(a)(11)(G)-1 under the Advisers Act and (i) has assets under management in excess of $5,000,000, (ii) was not formed for the specific purpose of acquiring the securities offered, and (iii) its prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

(21)a family client, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a family office meeting the requirements in the above category and its prospective investment in the Company is directed by such family office.

The suitability standards discussed under “Investor Suitability Requirements” above represent minimum suitability standards for prospective investors.  Each prospective investor, together with his, her or its investment, tax, legal, accounting and other advisors, should determine whether this investment is appropriate for such investor.

DESCRIPTION OF THE BUSINESS OF THE COMPANY

Company Mission Statement

The Company believes that Black Americans’ wealth has been historically stifled, so WiProsper’s mission is: The creation of wealth for investors and the Black community through early-stage cash producing asset ownership.

WiProsper was formed as a community-benefit crowd investing platform utilizing proven methodologies, processes, and resources to provide comparatively higher value through the initiatives launched on the platform and ultimately to the crowd investors seeking ownership stakes in emerging companies and using the invested funds to finance and develop wholly-owned, subsidiary Black owned businesses. The Company believes that its particular business focus of acquiring, establishing and operating new or existing businesses located in and/or serving Black and/or disenfranchised communities provides an attractive investment opportunity to prospective investors seeking not only a return on their investment while including economic impacts benefiting Black communities at the same time.

Principal Services

Business Development

We will pool capital of subscribers across the country to acquire, establish and operate new and existing businesses located in and/or serving Black communities. The Company’s initial focus will be in residential real estate development and logistics as these sectors align with management’s core competencies. Wholly-owned and/or majority-owned Subsidiaries will be staffed by our employees using our knowledge base, documented best practices, and experience to grow each business. The Company intends to control the Subsidiaries from initial planning to profitable going concern.

Current businesses under consideration for development by the Company include renovation and resale of single-family homes in Black communities, creation of a logistics company, a joint-venture with Life’s Purpose to provide residential treatment for children with a history or diagnosis of mental illness or pathological behavior. Each of these businesses infuse capital into underserved communities and create value for our members and for the community.

Start-Up and Business Services

A second component of the Company’s business plan is to provide the same business growth and scaling services to businesses not initially owned by the Company in exchange for an ownership interest or contractual performance-based compensation.

Joint Ventures and Other Investments

In addition, the Company may occasionally invest capital in external businesses in exchange for managerial oversite, dividends and profit sharing (or some mix of these) as that business continues to operate. A pre-condition to such joint ventures and other investments will be that the Company gain or retain operating control over the business.

Principal Market

The Company’s target market is to establish, operate or acquire Black-owned small businesses that provide goods and services consistent with the Company’s Mission Statement.

 Snapshot of Representative Investments

The Company’s founders and sponsors completed three projects prior to this Offering that demonstrate the types of businesses the Company may develop in the future:

1.An entity was established by Will Carter and Monte’ Davis, the officers of the company, to launch operations of a single class 8 commercial transport vehicle, which was selected, and purchased utilizing the capital aggregated from various sources as the down payment for the truck loan. This vehicle was subsequently leased to an operation having its own operating authority. The Officers subsequently successfully pursued the company’s interstate operating authority to begin company growth beyond the lease arrangement. The officers personally operated all aspects of business operations including truck driving, loading, maintenance, dispatching, front office, back office, recruiting, strategic development, procurement, customer service, technology deployment, business process automation, advertising, and various other roles.  The result of their work was the growth of the trucking operation from a single tractor trailer unit to (4) four class 8 tractor-trailer units and a service capacity agreement with a dually commercial transporter as a subcontractor. These experiences have proven the operations model for the company and provides the company officers with knowledge, experience, and best practices which they will utilize in future WiPROSPER Transport Venture operations.

2.Will Carter, Monte’ Davis and Richard Williams each have experience operating in various aspects of the Single-Family Home real estate market. Experience includes single family home construction, rental property management, investment property rehabilitation, investment property maintenance, customer service, procurement, supplier management, subcontractor management, front office, back office, customer service, and various other roles that these officers have personally operated.   This experience has provided the company officers with the knowledge, experience, and best practices which the officers will utilize in future WiPROSPER Real Estate Development operations.

3.Will Carter and Monte’ Davis established the Heart and Soul Run 5K organization to create an event that would allow the company to connect to the market in person while those in the market pursued their health and community goals. This effort required these company officers to develop online product coding, advertising copy, venue selection and security, supplier selection, entertainment procurement, execution management, booth sales, and numerous other skills required to successfully put on this 5K event serving thousands of customers.  This experience has provided the company officers with the knowledge, experience, and best practice which the company officers will utilize in future WiPROSPER subsidiary launches.

Prospective Investments

The Company currently has the following prospective business opportunities under consideration.

Real Estate

WiProsper is planning to leverage the skills and experience the skills and experience of the members of WiProsper Founders who are experienced in residential real estate refurbishment to find residential properties that are in need of repair in predominately Black neighborhoods and invest in those homes revitalization, repair and sale. In addition to residential properties, we expect to also invest in multifamily, hotels, farms, and commercial property to meet our goal of building a diverse revenue stream in this economic sector. Investments will be made utilizing a mix of investment capital from the capital raised in our offering, loans and other financial products. We expect the project lifecycle to require 6 to 12 months for each effort we engage in and we expect this work to be ongoing for the life of our company. We intend to invest in these efforts until they reach minimum viable scale in each real estate market. The housing sector has a supply shortage and a worker shortage so we expect demand to be strong.

Transportation

WiProsper is evaluating prior data from CNV Transport Industries and plans to partner with members of WiProsper Founders who are experienced in the commercial transport business to build and operate a wholly owned subsidiary that will provide freight transportation services in the commercial trucking sector. Our initial effort will be in the automotive sector, providing enclosed transportation to high-end commercial and private customers across the nation utilizing nearly new and custom-built equipment. We intend to invest in these efforts utilizing capital raised in our offering until the subsidiary reaches minimum viable scale in each division. The commercial transportation sector has remained underserved and struggling with supply lanes. Commercial auto transportation typically enjoys higher margins per load, with distributed supply presenting many opportunities for market entry. Once the viable scale has been reached in each division, the Company will evaluate whether to retain and operate these subsidiary businesses or sell such businesses to third parties.

Foster Care Facilities

WiProsper is evaluating a plan to take advantage of the experience of another of the members of WiProsper Founders who has previously established residential treatment center franchises and is currently operating in Texas to build and start up new residential treatment centers for the care of foster children in the Texas foster care system. This system is supply constrained with hundreds of children now being housed in temporary facilities. We expect to invest in these facilities utilizing the proceeds of our offering and for each facility to reach minimum viable scale independently of other efforts.

Although the above-described prospective investments are currently under consideration by the Company, there is no guarantee that the Company will invest any portion of the offering proceeds in such prospective investments, or, if it does so invest, that each investment will be on the terms and subject to the conditions described above.

MANAGEMENT’S ANALYSIS AND DISCUSSION OF THE FINANCIAL CONDITION AND
PLAN OF OPERATIONS

The Management’s Discussion and Analysis may contain forward-looking statements. Investors should not place undue reliance on forward-looking statements and should consider carefully the statements made in “RISK FACTORS” and elsewhere in this Offering Circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in the Company’s forward-looking statements, and that could materially and adversely affect the Company’s business, operating results and financial condition.

The Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this Offering Circular.

Operating History of the Company

The Company has limited operating history and has not yet earned any revenues, which may make it difficult for potential Investors to evaluate the Company’s business and assess the future viability and prospects of the Company. The Company, at this time, has limited assets and resources.

Results of Operations

As of the date of this Offering Circular, the Company has commenced limited operations. Having not commenced active operations, the Company is not aware of any material trends or uncertainties, favorable or unfavorable, other than economic conditions affecting the commercial and residential real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

As of the date of this Offering Circular, the Company is in the development stage and its cash balance as of September 30, 2022 is One Hundred Dollars ($100.00). The Company will likely have liquidity problems if it cannot raise sufficient funds to operate. In addition, in order to execute the plan of operations, the Company will require varying amounts of capital based on the Loans and/or properties the Company intends to fund or acquire. The Company intends to continuously offer Units to Investors on an as needed basis to operate its business plan.

A loss reserve may be maintained by the Company, as determined in its sole and absolute discretion.

Off-balance Sheet Arrangements

None.

SECURITY OWNERSHIP OF WIPROSPER TECHNOLOGIES, LLC

Name of Beneficial Owner	Beneficially Owned	Units Owned	Percentage
William Carter	4,306	Membership Units	42.4%
Monte’ Davis	2,539	Membership Units	25.0%
Retina Carter	2,087	Membership Units	20.6%
Richard Williams	1,218	Membership Units	12.0%
Total	10,150		100.0%

KEY PERSONNEL

Name	Position	Age	Term of Office	Approximate Hours Per Week
William Carter	Manager and Chief Executive Officer	49	June 21, 2021 - present	60+
Retina Carter	Manager and Chief Operating Officer	41	June 21, 2021 – present December 1, 2021 – present (as Manager)	12
Monte Davis	Manager and Chairman of the Management Team	51	June 21, 2021 - present	20
Richard Williams	Manager	51	June 21, 2021 - present	5

Family Relationships

William Carter, Chief Executive Officer and Retina Carter, Chief Operating Officers are married to each other.

Management Experience

William (Will) Carter, Chief Executive Officer (Member of WiProsper Founders)

William Carter, together with Monte Davis, co-founded Collaborative New Ventures, LLC (CNV) in 2009 as the predecessor to WiPROSPER. William led the growth of that platform, which was restricted to operation under Investment Club rules, through steady growth until the companies operation could no longer be executed under the SEC investment club restrictions. During this growth period CNV developed the business model and strategies which undergird WiPROSPER’s business. The growth of CNV began with a small crowd-sourced investment in a company called Popsy-cakes and included soon was also included the start of CNV Transport Industries, a startup transportation company. This effort started In 2012 as a proof of concept for the models venture development capability until the project was concluded in 2017. William led as many as 6 employees at any given time at the peak of this project’s  operations and grew the CNV Transport Industries operation to over $300,000 in total revenue.

Retina Carter, Chief Operating Officer (Member of WiProsper Founders)

Retina Carter works in the consumer products industry at a Fortune 50 company. Her experience of 19 years includes expertise as a licensed Project Management Professional, Purchases & Procurement buyer for a portfolio of +$500 Million, and leadership over a dozen contract manufacturing facilities, and, the team that supports those sites, as a Director of Operations. Retina has served as an Executive on Loan to the National Underground Railroad Freedom Center & Cincinnati Museum Center. In this position, she revamped the Organizational Goals & Strategies and facilitated the rollout among leadership. Retina serves on the Creative Aging Cincinnati non-profit board and has led strategy sessions for the organization. Retina is the current chair of the Herbert Brown Leadership Society at the United Way of Greater Cincinnati and served as a Champion of Change with co-creating and launching the first ever Black Empowerment Works Grant. Retina leads the Grants Committee as member of her sorority. Retina has worked with WiProsper since the inception as one of the key financial investors.

Richard Williams

Mr. Williams is currently serving in an interim capacity primarily providing part-time support on financial matters. We anticipate that Mr. Williams will transition out of the company’s daily operations into more of an advisory role in the future.

Monte’ Davis, Member of WiProsper Founders

Monte’ Davis is a Senior Sourcing Manager at Newell Brands. He has 22 years of experience launching multiple new products ranging from consumer electronics, consumer products, automotive components and transmission systems, and automotive manufacturing sub-assembly lines. Monte’ has held positions in Procurement, Research and Design, Quality, Advanced Manufacturing and Program Management and is an expert in developing the departments that are the foundation of successful businesses.

Involvement in Certain Legal Proceedings

None.

MANAGEMENT COMPENSATION

FROM INCEPTION (JUNE 21, 2021) TO DATE

Name	Capacities in which compensation was received	Cash compensation ($) Per Year	Total compensation ($) Per Year
William Carter	Member of Founders (Chief Executive Officer)	None.	None.
Retina Carter	Member of Founders (Chief Operating Officer)	None.	None.
Monte Davis	Member of Founders (Chairman of Management Team)	None.	None.
Richard Williams	Member of Founders	None.	None.

The above officers of the Company are also members of WiProsper Founders, the sole Common Member of the Company. As members of WiProsper Founders, such officers will be entitled to their respective shares of distributions of Available Cash made to WiProsper Founders. The Company reserves the right to pay  compensation to such officers in the future. The Company does not intend to pay any compensation to such officers until, in the opinion of the Manager, the Company’s aggregate capital contributions from the sale of Preferred Units and/or cash flow from operations is sufficient to pay such compensation.

OWNERSHIP OF WIPROSPER VENTURES, LLC

WiProsper Ventures, LLC is currently 100% owned by WiProsper Founders, LLC. The following table sets forth the beneficial ownership of the Company by the owners of WiProsper Founders as of the date of this Offering Circular for each person or group that beneficially owns more than Ten Percent (10%) of the Common Units, for each of the Company’s Managers and executive officers and for the directors and executive officers of as a group. To our knowledge, each person that beneficially owns Units has sole voting and disposition power with regard to such membership units. Unless otherwise indicated below, each person or entity has an address in care of the principal executive offices of the Company at 1311 Vine Street, Cincinnati, Ohio 45202.

Name of Beneficial Owner	Beneficially Owned	Units Owned	All Membership units
William Carter	3,767	Voting Common	37.113%
Monte Davis	2,221	Voting Common	21.882%
Retina Carter	1,826	Voting Common	17.990%
Richard Williams	1,218	Voting Common	12.000%
All Others	1,118	Voting Common	11.000%
All directors and executive officers	9,032		88.985%

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

As of the date of this Offering Circular, other than the persons listed above, no other member beneficially owns membership interests in the Company that entitles such holder to more than 10% of the voting power held by the members of the Company.

FIDUCIARY RESPONSIBILITY OF MANAGEMENT

Under applicable Ohio law, the Company’s Manager, the members of the Manager and the Common Members are generally accountable to the Company as a fiduciary, which means that the Company’s Manager. The members of the Manager and the Common Members are required to exercise good faith and integrity with respect to Company affairs and sound business judgment. This is a rapidly developing and changing area of the law, and prospective investors in the Company should consult with their own legal counsel in this regard. The fiduciary duty of the Manager, its members and the Common Members are in addition to the other duties and obligations of, and limitations on, the Manager, as the case may be, set forth in the Operating Agreement of the Company. Investors should consult with their own independent counsel in this regard.

The Operating Agreement provides that the Manager, its members and the Common Members will not have any liability to the Company for losses resulting from errors in judgment or other acts or omissions unless the Manager,   members of the Manager or a Common Member , as the case may be, is guilty of fraud, bad faith or willful misconduct. The Operating Agreement also provides that the Company will indemnify the Manager, its members and the Common Members against liability and related expenses (including, without limitation, legal fees and costs) incurred in dealing with the Company, Members, or third parties as long as no fraud, bad faith, or willful misconduct on the part of the such person, as the case may be, is involved. Therefore, Members may have a more limited right of action than they would have absent these provisions in the Operating Agreement. Indemnification of the Manager, members of the Manager or the Common Members for any litigation that may arise in connection with the indemnification of such persons could deplete the assets of the Company. Members who believe that a breach of fiduciary duty by the Manager, member of the Manager of Common Members has occurred should consult with their own legal counsel in the event of fraud, willful misconduct or gross negligence.

It is the position of the U.S. Securities and Exchange Commission that indemnification for liabilities arising from, or out of, a violation of federal securities law is void as contrary to public policy. However, indemnification will be available for settlements and related expenses of lawsuits alleging securities law violations if a court approves the settlement and indemnification, and also for expenses incurred in successfully defending such lawsuits if a court approves such indemnification.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

None.

CONFLICTS OF INTEREST

The Preferred Members must rely on the general fiduciary standards (as and if applicable) and other duties which may apply to such principals, directors, officers and affiliates to prevent unfairness by any of the aforementioned in a transaction with consequences for the Preferred Members. It is expected that numerous transactions will occur between the Company and its principals, directors, officers and/or affiliates, and no outside or independent review of these transactions will be performed. ALL PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT PREFERRED MEMBERS WILL HAVE SUBSTANTIALLY LIMITED CONTROL, VOTING RIGHTS OR INVOLVEMENT IN THE BUSINESS, AFFAIRS OR GOVERNANCE OF THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD UNDERSTAND THAT SELF-DEALING AND AFFILIATE-AFFILIATE TRANSACTIONS WILL ROUTINELY OCCUR AS A RESULT OF THE MATTERS CONTEMPLATED HEREIN. ALL PROSPECTIVE INVESTORS ARE STRONGLY ENCOURAGED TO CONSULT THEIR OWN INDEPENDENT LEGAL COUNSEL TO REVIEW AND ADVISE THEM WITH RESPECT TO THIS OFFERING AND OFFERING CIRCULAR. See “Fiduciary Responsibility” above.

LEGAL PROCEEDINGS

The Company has not been involved in any material litigation or arbitration within the past Five (5) years. Neither the Manager, its principals, directors or officers of the Company are now, or within the past Five (5) years have been, involved in any material litigation or arbitration. Notwithstanding the foregoing, Mr. Carter and Mr. Davis are currently negotiating the payment of third-party debt obligations which they incurred in connection with a previous business venture with the expectation of reimbursement that ultimately was not possible because of lack of funds from that business venture.

INCOME TAX CONSIDERATIONS

The following discussion generally summarizes the material federal income tax consequences of an investment in the Company based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations thereunder, current administrative rulings and procedures and applicable judicial decisions. However, it is not intended to be a complete description of all tax consequences to prospective Investors with respect to their investment in the Company. No assurance can be given that the Internal Revenue Service (the “IRS”) or any applicable State taxing authority will agree with the interpretation of the current federal income tax laws and regulations summarized below. In addition, the Company or the Investors may be subject to state and local taxes in jurisdictions in which the Company may be deemed to be doing business.

ACCORDINGLY, ALL PROSPECTIVE INVESTORS SHOULD INDEPENDENTLY SATISFY THEMSELVES REGARDING THE POTENTIAL FEDERAL AND STATE TAX CONSEQUENCES OF PARTICIPATION IN THE COMPANY AND ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS, ATTORNEYS OR ACCOUNTANTS IN CONNECTION WITH ANY INTEREST IN THE COMPANY. EACH PROSPECTIVE INVESTOR/MEMBER SHOULD SEEK, AND RELY UPON, THE ADVICE OF THEIR OWN TAX ADVISORS IN EVALUATING THE SUITABILITY OF AN INVESTMENT IN THE COMPANY IN LIGHT OF THEIR PARTICULAR INVESTMENT AND TAX SITUATION.

Tax Law Subject to Change

Frequent and substantial changes have been made, and will likely continue to be made, to the federal and state income tax laws. The changes made to the tax laws by legislation are pervasive, and in many cases, have yet to be interpreted by the IRS or the courts.

State and Local Taxes

A description or analysis of the State and local tax consequences of an investment in the Company is beyond the scope of this discussion. Prospective Members are advised to consult their own tax counsel and advisors regarding these consequences and the preparation of any state or local tax returns that an Investor may be required to file. The discussion of tax consequences herein is general in nature, and then only concerns federal tax consequences, to the limited extent discussed in this Offering Circular.

Federal Partnership Treatment

The Company is likely to be treated as a partnership under the Internal Revenue Code of 1986 (the “Code”). Assuming that the Company has been properly formed under Ohio law, is operated in accordance with applicable Ohio corporate and business law and the terms of the Operating Agreement, it is the Company’s opinion (subject to the discussion regarding “Taxable Mortgage Pools” below) that, if the matter were litigated, it is more likely than not that the Company would prevail as to its classification and would be taxed as a partnership for federal income tax purposes. If the Internal Revenue Service (the “IRS”) determined that the Company was an association taxable as a corporation for federal income tax purposes, there would be significant adverse tax consequences to the Company and possibly to its investors, including (without limitation) the Company would have to pay tax on its net income and then the investor would have to pay tax on any distributions as dividends as opposed to interest income.

IRS Audits

Informational returns filed by the Company are subject to audit by the IRS. The IRS devotes considerable attention to the proper application of the tax laws to partnerships. An audit of the Company’s return may lead to adjustments which adversely affect the federal income tax treatment of Units and cause Members to be liable for tax deficiencies, interest thereon and penalties for underpayment. An audit of the Company’s tax return could also lead to an audit of their individual tax return that may not otherwise have occurred, and to the adjustment of items unrelated to the Company. Prospective investors should make their determination to invest based on the economic considerations of the Company rather than any anticipated tax benefits. Furthermore, the IRS has taken the position in Temp. Reg. 1.163-9T that any interest on income taxes owed by an individual is personal interest, subject to limitations on deduction, regardless of the nature of the activity that produced the income that was the source of the tax.

If the IRS makes audit adjustments to WiProsper’s income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from WiProsper. Generally, WiProsper may elect to have the holders of Preferred Units take such audit adjustment into account in accordance with their interest in WiProsper during the tax year under audit, but there can be no assurance that such election will be effective in all circumstances and the manner in which the election is made and implemented has yet to be determined. If WiProsper is unable to have the Members take such audit adjustment into account in accordance with their interests in WiProsper during the tax year under audit, current Members may bear some or all of the tax liability resulting from such audit adjustment, even if such Members did not own Units in WiProsper during the tax year under audit. If, as a result of any such audit adjustment, WiProsper is required to make payments of taxes, penalties and interest, cash available for distribution to Members might be substantially reduced. WiProsper may, at any time, during the existence of WiProsper or any predecessor of WiProsper, directly seek reimbursement of underpaid taxes, penalties, and interest from the Members who held Units during the year which is under IRS, state, or local audit examination, even if such Member has since redeemed its Unit and is no longer a Member of WiProsper. WiProsper will designate the Chief Financial Officer to act as the partnership representative who shall have the sole authority to act on behalf of WiProsper with respect to dealings with the IRS under these audit procedures. The acts of the Chief Financial Officer in its capacity as partnership representative, including the extension of statutes of limitation, will bind WiProsper and all Members. The Members will not have a right to participate in the audit proceedings.

Profit Objective of the Company

Deductions will be disallowed if they result from activities not entered into for profit to the extent that such deductions exceed an amount equal to the greater of: (a) the gross income derived from the activity; or (b) deductions (such as interest and taxes) that are allowable in any event.

The applicable Treasury Department regulations indicate a transaction will be considered as entered into for profit where there is an expectation of profit in the future, either of a recurring type or from the disposition of property. In addition, the Code provides, among other things, an activity is presumed to be engaged for profit if the gross income from such activity for Three (3) of the Five (5) taxable years ending with the taxable year in question exceeds the deductions attributable to such activity. It is anticipated that the Company will satisfy this test.

Understatement Penalties

The Company will be subject to substantial understatement penalty in the event that it understates its income tax. The IRS imposes a penalty of Twenty Percent (20%) on any substantial understatement of income tax. Furthermore, the IRS can charge interest on underpayments of income tax exceeding One Hundred Thousand Dollars ($100,000) for any tax year owing by certain corporations at a rate that is higher than the normal interest rate. The Company strongly advises prospective investors to consult with their own tax advisors to be sure that they fully evaluate the proposed tax treatment of the Company as described herein.

Unrelated Business Taxable Income

The Company may generate unrelated business taxable income for Members that are qualified plans such as self-directed IRA’s, or tax-exempt organizations such as pension/benefit plan investors, colleges, universities, private foundations and charitable remainder trusts. Particularly if the Company pursues a credit facility or leverage, it is highly likely that the Company may generate unrelated business taxable income for such Members. Investors should be aware also that the issue of how the unrelated business taxable income of a qualified plan or exempt organization should be taxed is regularly under discussion by one or more committees of Congress. The Company advises that all Members, particularly Members with qualified plans or exempt organizations, consult with their own tax advisor to be sure they fully evaluate the impact of unrelated business taxable income for Members.

ERISA CONSIDERATIONS

The following is a discussion of how certain requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code relating to Employee Benefit Plans and certain Other Benefit Arrangements (each as defined below) may affect an investment in the Units. It is not, however, a complete or comprehensive discussion of all employee benefits and aspects of such an investment. If the Investors are trustees or other fiduciaries of an Employee Benefit Plan or Other Benefit Arrangement, before purchasing Units, they should consult with their own independent legal counsel to assure that the investment does not violate any of the applicable requirements of ERISA or the Code, including, without limitation, the ERISA fiduciary rules and the prohibited transaction requirements of ERISA and the Code.

ERISA Fiduciary Duties

Under ERISA, persons who serve as trustees or other fiduciaries of an Employee Benefit Plan have certain duties, obligations and responsibilities with respect to the participants and beneficiaries of such plans. Among the ERISA fiduciary duties are the duty to invest the assets of the plan prudently, and the duty to diversify the investment of plan assets so as to minimize the risk of large losses. An “Employee Benefit Plan” is a plan subject to ERISA that is an employee pension benefit plan (such as a defined benefit pension plan or a section 401(k) or 403(b) plan) or any employee welfare benefit plan (such as an employee group health plan).

Prohibited Transaction Requirements

Section 406 of ERISA and Section 4975 of the Code proscribe certain dealings between Employee Benefit Plans or Other Benefit Arrangements, on the one hand, and “parties-in interest” or “disqualified persons” with respect to those plans or arrangements on the other. An “Other Benefit Arrangement” is a benefit arrangement described in Section 4975(e)(1) of the Code (such as a self-directed individual retirement account (“IRA”), other than an Employee Benefit Plan.

Prohibited transactions include, directly or indirectly, any of the following transactions between an Employee Benefit Plan or Other Benefit Arrangement and a party in interest or disqualified person:

(a)sales or exchanges of property;

(b)lending of money or other extension of credit;

(c)furnishing of goods, services or facilities; and

(d)transfers to, or use by or for the benefit of, a party in interest or disqualified person of any assets of the Employee Benefit Plan or Other Benefit Arrangement.

In addition, prohibited transactions include any transaction where a trustee or other fiduciary of an Employee Benefit Plan or Other Benefit Arrangement:

(a)deals with plan assets for his own account,

(b)acts on the behalf of parties whose interests are adverse to the interest of the plan, or

(c)receives consideration for his own personal account from any party dealing with the plan with respect to plan assets.

The terms “party in interest” under ERISA and “disqualified person” under the Code have similar definitions. The terms include persons who have particular relationships with respect to an Employee Benefit Plan or Other Benefit Arrangement, such as:

(a)fiduciaries;

(b)persons rendering services of any nature to the plan;

(c)employers any of whose employees are participants in the plan, as well as owners of 50% or more of the equity interests of such employers;

(d)spouses, lineal ascendants, lineal descendants, and spouses of such ascendants or descendants of any of the above persons;

(e)employees, officers, directors and 10% or more owners of such fiduciaries, service providers, employers or owners;

(f)entities in which any of the above-described parties hold interests of 50% or more; and

(g)Ten Percent (10%) or more joint venturers or partners of certain of the parties described above.

Certain transactions between Employee Benefit Plans or Other Benefit Arrangements and parties in interest or disqualified persons that would otherwise be prohibited transactions are exempt from the prohibited transaction rules due to the application of certain statutory or regulatory exemptions. In addition, the United States Department of Labor (the “DOL”) has issued class exemptions and individual exemptions for certain types of transactions. Violations of the prohibited transaction rules may require the prohibited transactions to be rescinded and will cause the parties in interest or disqualified persons to be subject to excise taxes under Section 4975 of the Code.

Investments in the Company

If any Investor is a fiduciary of an Employee Benefit Plan, the investor must act prudently and ensure that the plan’s assets are adequately diversified to satisfy the ERISA fiduciary duty requirements. Whether an investment in the Company is prudent and whether an Employee Benefit Plan’s investments are adequately diversified must be determined by the plan’s fiduciaries in light of all of the relevant facts and circumstances. A fiduciary should consider, among other factors, the limited marketability of the Units.

Investors also should be aware that under certain circumstances the DOL may view the underlying assets of the Company as “plan assets” for purposes of the ERISA fiduciary rules and the ERISA and Internal Revenue Code prohibited transaction rules. DOL regulations indicate that Fund assets will not be considered plan assets if less than Twenty Five Percent (25%) of the value of the Units is held by Employee Benefit Plans and Other Benefit Arrangements.

The Company anticipates that if any Investor is an Employee Benefit Plan subject to ERISA, the Company will limit the investments by all Employee Benefit Plans and Other Benefit Arrangements to ensure that the Twenty Five Percent (25%) limit is not exceeded. Because the Twenty Five Percent (25%) limit is determined after every subscription or redemption, the Company has the authority to require the redemption of all or some of the Interests held by any Member that is an Employee Benefit Plan or Other Benefit Arrangement if the continued holding of such Interests, in the sole opinion of the Company, could result in the Company being subject to the ERISA fiduciary rules.

If there are no Employee Benefit Plan investors in the Company, the Company anticipates that investments by Other Benefit Arrangements (such as self-directed IRAs) may exceed the Twenty Five Percent (25%) limit. This situation may cause the underlying assets of the Company to be considered plan assets for purposes of the Code prohibited transaction rules. In such a case, the Other Benefit Arrangement investors must ensure that their investments do not constitute prohibited transactions under Section 4975 of the Code. Such investors should consult with independent legal counsel on these issues.

Special Limitations

The discussion of the ERISA fiduciary aspects and the ERISA and Code prohibited transaction rules contained in this Offering Circular is not intended as a substitute for careful planning. The applicability of ERISA fiduciary rules and the ERISA or Code prohibited transaction rules to Investors may vary from one Investor to another, depending upon that Investor’s situation. Accordingly, Investors should consult with their own attorneys, accountants and other personal advisors as to the effect of ERISA and the Code on their situation of a purchase and ownership of the Units and as to potential changes in the applicable law.

SUMMARY OF THE OPERATING AGREEMENT

The following is a summary of the Operating Agreement and is qualified in its entirety by the terms of the Operating Agreement itself. In the event of any conflict, misunderstanding or ambivalence between, or resulting from, the summary below and the actual terms of the Operating Agreement, the latter shall govern. Potential investors are urged to carefully read the entire Operating Agreement, which is set forth as Exhibit 2.3 to this Offering Circular.

Accounting and Reports

Annual reports concerning the Company’s business affairs, including the Company’s annual income tax return, will be provided to Members who request them in writing. Each Member will receive his, her, or its respective K-1 Form as required by applicable law. The Company may, at its sole and absolute discretion, designate any person or third party to provide tax and accounting advice to the Company, at any time and for any reason.

The Company presently intends to maintain the Company’s books and records on the accrual basis for bookkeeping and accounting purposes, and also intends to use the accrual basis method of reporting income and losses for federal income tax purposes. The Company reserves the right to change such methods of accounting upon written notice to Members. Any Member may inspect the books and records of the Company at reasonable times as required by and in accordance with applicable law.

Units

As set forth in the Operating Agreement, “Preferred Units” represent a Member’s interests in the Company. Units do not represent any fixed or absolute percentage interest representing ownership in the Company, but instead Units represent a fluctuating percentage interest in the Company. The amount of any Member’s actual percentage interest at any time representing ownership in the Company shall generally be determined at such time by the amount of such Member’s capital account balance divided by the total amount of all Members’ capital account balances outstanding (it being understood that each Member’s Units (and corresponding percentage interest in the Company) outstanding may fluctuate and change from time to time).

The Company will establish and maintain a capital account for each Member upon admission to the Company, in which the amount paid by such Member for purchase of Units will be credited with that amount to the capital account. Thereafter, Member’s capital account may be adjusted on a monthly basis by the following:

(a)the Member’s capital account balance will be increased by:

(i)the amount of any money the Member contributes to the Company’s capital to purchase additional Units, including any reinvestment of his, her, or its portion of the Company’s distribution made by such Member; and

(ii)the Member’s share of the Company’s profits and any separately stated items of income or gain.

(b)the Member’s capital account balance will be decreased by:

(i)the amount of any money the Company distributes to the Member;

(ii)the Member’s share of the Company’s losses and any separately stated items of deduction or loss; and

(iii)the amount of any principal repayment.

Allocations of profit, gain and loss in the Company are made, as required by law, in proportion to the Members’ respective capital accounts. Voting rights are based upon the number of Units each Member owns.

Voting Rights

Members who are holders of the Common Units will be entitled to one (1) vote per Unit while Members who are holders of the Units offered hereby will have no voting rights.

Other Governance Matters

The Operating Agreement vests all decisions relating to the assets and to the business the Company, including decisions relating to acquisitions, originations and dispositions, the issuance of additional Units, and other decisions relating to the Company’s business, in the Manager, WiProsper Technologies, LLC.

Compensation to Officers and Managers

The Company will compensate its officers and Managers as described in “MANAGEMENT COMPENSATION” above.

Distributions

The Operating Agreement provides that the Manager shall have the sole discretion regarding the amounts and timing of Distributions to Members. The Manager is 100% owned and controlled by William Carter, Monte Davis, Retina Carter and Richard Williams.

Operating Expenses

The Company shall pay its own general administrative and operating expenses, which may include, without limitation, legal expenses, accounting costs for the Company, and/or marketing expenses.

Profits and Losses

The Company’s profit or loss for any taxable year, including the taxable year in which the Company is dissolved, will be allocated among the equity owners (including holders of Preferred Units in proportion to their capital account balances that they held during the applicable tax reporting period.

Restrictions on Transfer

The transferability of Preferred Units will be subject to the securities laws under Regulation A, Tier II. Any transferee must be a person that would have been qualified to purchase a Units in this Offering. No Units may be transferred if, in the sole judgment of the Company, a transfer would jeopardize the availability of exemptions from the registration requirements of federal securities laws, jeopardize the tax status of the Company as a limited liability company taxed as a partnership, or cause a termination of the Company for federal income tax purposes.

A transferee may not become a substitute Member without the Company’s consent. Such consent may not be unreasonably withheld if the transferor and the transferee comply with all the provisions of the Operating Agreement and applicable law. A transferee who does not become a substitute Member has no right to vote in matters brought to a vote of the Members, or to receive any information regarding the Company or to inspect the Company books but is entitled only to the share of income or return of capital to which the transferor would be entitled.

Rights and Liabilities of Members

The rights, duties and powers of Common and Preferred Members are governed by the Operating Agreement and applicable Ohio law, and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to them.

Investors who become Preferred Members in the manner set forth herein will not be responsible for the obligations of the Company. They may be liable to repay capital returned to them plus interest, if necessary, to discharge liabilities existing at the time of such return. Any cash distributed to Preferred Members may constitute, wholly or in part, return of capital.

Rights, Powers and Duties of the Manager

The Manager will have complete charge of the business of the Company. The members, officers and employees of the Manager are not required to devote full-time efforts Company affairs but only such time as is required for the conduct of the business of the Company. The Manager’s members, officers and employees, under the have the power and authority to act for and bind the Company under the terms of the Operating Agreement.

Company Brought to Close

The Company will not cease to exist immediately upon the occurrence of an event of dissolution but will continue to exist until its affairs have been brought to a close. An event of dissolution will occur:

(a)The determination of the Manager to dissolve the Company, subject to the affirmative vote of a majority of Common Members entitled to vote;

(b)The sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all the assets of the Company; or

(c)The entry of a decree of judicial dissolution under § 18-802 of the Ohio Act.

Upon dissolution of the Company, the Manager will bring to a close the Company’s affairs by liquidating the Company’s assets as promptly as is consistent with obtaining the fair market value thereof, either by sale to third parties or by collecting loan payments under the terms of the loan(s) until a suitable sale can be arranged. All funds received by the Company shall be applied to satisfy or provide for Company debts and liabilities and the balance, if any, shall be distributed to Common Members and Preferred Members on a pro-rata basis.

Events of Disassociation

The Company may, at its sole and absolute discretion, repurchase Preferred Units from Preferred Members desiring to resign from membership or as a part of a plan to reduce the outstanding capital of the Company. There is no guarantee that the Company will have sufficient funds to cause the redemption of any Units. Therefore, any investment in the Company should be considered illiquid.

The Company may also expel a Member for cause if the Member has materially breached or is unable to perform such Member’s material obligations under the Operating Agreement. A Member’s expulsion from the Company will be effective upon the Member’s receipt of written notice of the expulsion by the Company.

Upon any expulsion, transfer of all of Preferred Units, withdrawal or resignation of any Member, an event of disassociation shall have occurred and (a) the Member’s right to participate in the Company’s governance, receive information concerning the Company’s affairs and inspect the Company’s books and records will terminate and (b) unless such disassociation resulted from the transfer of the Member’s Units, the Member will be entitled to receive the distributions to which the Member would have been entitled as of the effective date of the dissociation had the dissociation not occurred. The Member will remain liable for any obligation to the Company that existed prior to the effective date of the dissociation, including, without limitation, any costs or damages resulting from the Member’s breach of the Operating Agreement. Under most circumstances, the Member will have no right to any return of his or her capital prior to the termination of the Company unless it elects, at its sole and absolute discretion, to return capital to a Member.

The effect of redemption or disassociation on Members who do not sell or return their Units will be an increase in each Member’s respective percentage interest in the Company and therefore an increase in each Member’s respective proportionate interest in the future earnings, losses and distributions of the Company and an increase in the respective relative voting power of each remaining Member. Notwithstanding anything to the contrary herein, redemption shall be at the sole and absolute discretion of the Company and the Company shall not be compelled to redeem or repurchase Units at any time or for any reason.

The redemption of Preferred Units shall be subject to the Company’s availability of sufficient cash to pay the expenses of the Company, maintain any loan loss reserve and pay the redemption or withdrawal amounts to other Members who requested withdrawal or redemption in the order of the request. No redemption may be made that would render the Company unable to pay its obligations as they become due. The Company shall not be required to sell its assets to raise cash to effectuate any redemption.

A redeeming Member shall have the rights of a transferee until such time as the Company has actually redeemed those Units, that is, the Member shall be entitled to receive distributions, but shall not be entitled to vote. Redeemed Units revert to authorized but unissued Units and the former holder retains no interest of any kind in such Units.

LEGAL MATTERS

The Company has retained Weingold Law, PLLC of White Plains, New York to advise it in connection with the preparation of this Offering, the Amended and Restated Operating Agreement, the Subscription Agreement and any other documents related thereto. Weingold Law, PLLC has not been retained to represent the interests of any Investors or Members in connection with this Offering. Investors that are evaluating or purchasing Units should retain their own independent legal counsel to review this Offering, the Offering Circular, the Operating Agreement, the Subscription Agreement and any other documents related to this Offering, and to advise them accordingly.

ADDITIONAL INFORMATION AND UNDERTAKINGS

The Company undertakes to make available to each Investor every opportunity to obtain any additional information from them necessary to verify the accuracy of the information contained in this Offering Circular, to the extent that they possess such information or can acquire it without unreasonable effort or expense. This additional information includes all the organizational documents of the Company, recent financial statements for the Company and all other documents or instruments relating to the operation and business of the Company that are material to this Offering and the transactions described in this Offering Circular.

WIPROSPER VENTURES, LLC

FINANCIAL STATEMENTS

Financial Statements for the Period June 21, 2021 (Inception) to June 30, 2021

Unaudited Financial Statements for the Period July 1, 2021 to September 30, 2021

WIPROSPER VENTURES, LLC

FINANCIAL STATEMENTS

For the Period June 21, 2021 (Inception) to June 30, 2021
with Report of Independent Auditors

REPORT OF INDEPENDENT AUDITORS

To the Members of

WiProsper Ventures, LLC

We have audited the accompanying financial statements of WiProsper Ventures, LLC which comprise the balance sheet as of June 30, 2021, and the related statements of operations, members’ capital, and cash flows for the period from June 21, 2021 (Inception) through June 30, 2021, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WiProsper Ventures, LLC as of June 30, 2021, and the results of its operations and its cash flows for the period from June 21, 2021 (Inception) through June 30, 2021 in conformity with accounting principles generally accepted in the United States of America.

/s/ Whitley Penn LLP

Dallas, Texas

August 23, 2021

WIPROSPER VENTURES, LLC

BALANCE SHEET

JUNE 30, 2021

Assets
Cash	$100

Total Assets	$100
Liabilities
Due to members	$99

Total Liabilities	99
1
Members' Capital

Total Liabilities and Members' Capital	$100

See accompanying notes to financial statements.

WIPROSPER VENTURES, LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD JUNE 21, 2021 (INCEPTION) TO JUNE 30, 2021

Investment income	$-

Total income	-

Expenses
Other Fees	99

Total expenses	99

Net loss	$(99)

See accompanying notes to financial statements.

WIPROSPER VENTURES, LLC

STATEMENT OF CHANGES IN MEMBERS' CAPITAL

For the Period June 21, 2021 (Inception) to June 30, 2021

Members' capital, June 21, 2021 (Inception)	$-

Capital contributions	100

Net loss	(99)

Members' capital at June 30, 2021	$1

See accompanying notes to financial statements.

WIPROSPER VENTURES, LLC

STATEMENT OF CASH FLOWS

For the Period June 21, 2021 (Inception) to June 30, 2021

Cash flows from operating activities
Net loss	$(99)
Increase in due to members	99
Net cash used in operating activities	-

Cash flows from financing activities
Capital contributions	100
Net cash provided by financing activities	100

Net change in cash	100
Cash at June 21, 2021 (Inception)	-

Cash at June 30, 2021	$100

See accompanying notes to financial statements.

WiProsper Ventures, LLC

NOTES TO FINANCIAL STATEMENTS

For the Period June 21, 2021 (Inception) to June 30, 2021

1.General Information

WiProsper Ventures, LLC (the "Membership"), is a limited liability company registered under the State of Ohio Law on June 21, 2021. The Membership is governed by its Operating Agreement dated June 21, 2021 (the “Effective Date”) and commenced operations on June 25, 2021.

WiProsper Ventures, LLC has been organized to build assets and wealth within the Black community by providing investors with the opportunity to invest in the establishment of Black owned and operated businesses. The initial members of the firm are William Carter, Monte Davis, Retina Carter, and Richard Williams. These four members comprise the management team.

The Company is in the development state and its cash balance as of June 30, 2021 is $100. The Company will likely have liquidity problems if it cannot raise sufficient funds to operate. In addition, in order to execute the plan of operations, the Company will require varying amounts of capital based on the Loans and/or properties the Company intends to fund or acquire. The Company intends to continuously offer Units to Investors on an as needed basis to operate its business plan.

2.Summary of Significant Accounting Policies

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”). The significant accounting policies adopted by the Partnership are as follows:

(a) Use of estimates

The preparation of financial statements in conformity with GAAP requires the Membership’s management to make estimates and assumptions that affect the amounts disclosed in the financial statements. Actual results could differ from those estimates.

(b) Cash

All cash balances are held at PNC Bank. Cash is subject to credit risk to the extent the balance exceeds applicable FDIC limitations. Management monitors the financial condition of the financial institution and does not anticipate any losses from this counterparty.

(c)  Organization Costs

Organization costs are expensed as incurred.

(d) Allocation of income and expenses

The Membership's increase or decrease in Members' capital resulting from operations is allocated among existing members in proportion to their respective ownership percentage for the month as of the last day of each month.

WiProsper Ventures, LLC

NOTES TO FINANCIAL STATEMENTS

For the Period June 21, 2021 (Inception) to June 30, 2021

2.Summary of Significant Accounting Policies – continued

(e) Investment Transactions and Related Investment Income

Investment transactions are accounted for on a trade-date basis. Realized gains and losses on investment transactions are determined using cost calculated on a specific identification basis. All other investment income and expense is recorded on an accrual basis.

(f)  Income Tax Matters

The Company is organized as a limited liability company and taxed as a partnership for federal income tax purposes. As a result, income or losses are taxable or deductible to the members rather than at the Membership level; accordingly, no provision has been made for federal income taxes in the accompanying financial statements. In certain instances, the Membership is subject to state taxes on income arising in or derived from the state tax jurisdictions in which it operates.

State income tax positions are evaluated in a two-step process. The Membership first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more likely than not threshold, it is then measured to determine the amount of expense to record in the financial statements. The tax expense recorded would equal the largest amount of expense related to the outcome that is 50% or greater likely to occur.

The Membership classifies any potential accrued interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as operating expense. Management of the Membership has not taken a tax position that, if challenged, would be expected to have a material effect on the financial statements as of or for the year ended December 31, 2020.

The Membership did not incur any penalties or interest related to its state tax returns during the period ended June 30, 2021.

Under the new centralized partnership audit rules effective for tax years beginning after 2017, the Internal Revenue Service (“IRS”) assesses and collects underpayments of tax from the partnership instead of from each partner. The partnership may be able to pass the adjustments through to its partners by making a push-out election or, if eligible, by electing out of the centralized partnership audit rules.

The collection of tax from the partnership is only an administrative convenience for the IRS to collect any underpayment of income taxes including interest and penalties. Income taxes on partnership income, regardless of who pays the tax or when the tax is paid, are attributed to the partners. Any payment made by the partnership as a result of an IRS examination will be treated as a distribution from the partnership to the partners in the financial statements.

WiProsper Ventures, LLC

NOTES TO FINANCIAL STATEMENTS

For the Period June 21, 2021 (Inception) to June 30, 2021

3.Members’ capital

(a) Capital account

The Membership establishes a capital account on its books for each member. The initial balance of a limited member's capital account is equal to the amounts contributed by such member, and is adjusted to reflect, among other things, management fees, and member's share of net profits and losses of the membership, and the fees, costs and expenses of the management.

(b) Allocation of membership profits and losses

Net investment income or loss, net realized gain or loss, and unrealized gain or loss on investment are allocated to the membership pro rata in proportion to their respective capital contributions.

I.The first 8% of realized profit will be distributed to all members of WiProsper Ventures, LLC.

II.All remaining profit above 8% will be split with 50% to members of WiProsper Ventures, LLC and 50% to members of WiProsper Founders Group, LLC. See Note 4.

(c)Capital distributions

Distributions are made to the members pro rata in proportion to their respective capital contributions.

4.Related Party Transactions

WiProsper Ventures, LLC will be managed by WiProsper Technologies, LLC. WiProsper Technologies,. is Managed by William Carter, Monte Davis, Retina Carter, and Richard Williams according to the operating agreement for this company. These managers will have decision rights and oversight for all projects undertaken by WiProsper Ventures, LLC. There will be a management fee of 4% on all incoming investments into WiProsper Ventures, LLC paid to WiProsper Technologies, LLC.

WiProsper Founders Group, LLC houses the original investors integral in the formation of WiProsper Ventures, LLC. This group consists of 20 members who invested capital to fund the SEC Reg A+ filings and to create the web portal that hosts WiProsper Ventures, LLC. As annual profits are realized, the first 8% of profit will be returned to members of WiProsper Ventures, LLC in the form of a dividend. All profits above 8% will be split equally between WiProsper Ventures, LLC and WiProsper Founders Group, LLC.

5.Commitments and Contingencies

The Membership has provided general indemnifications to the Management, and any person acting on behalf of the Management or that affiliate when they act, in good faith, in the best interest of the Membership. The Membership is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim but expects the risk of having to make any payments under these general business indemnifications to be remote.

WiProsper Ventures, LLC

NOTES TO FINANCIAL STATEMENTS

For the Period June 21, 2021 (Inception) to June 30, 2021

5.Commitments and Contingencies – continued

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (“COVID -19”) as a pandemic, which continues to spread throughout the United States of America. Efforts implemented by local and national governments, as well as businesses, including temporary closures, are expected to have adverse impacts on local, national, and the global economies. Although the disruption is currently expected to be temporary, there is uncertainty around the duration and the related economic impact. Therefore, while the Company expects this matter to have an impact on the business, as many customers are closed and experiencing lost revenues which could ultimately result in delayed payments, the impact to results of operations and financial position cannot be reasonably estimated at this time and, to date, have not been significant.

6.Subsequent Events

WiProsper Ventures LLC has evaluated subsequent events through August 23, 2021, the date which the financial statements were available to be issued. No subsequent events transpired.

WIPROSPER VENTURES, LLC.

UNAUDITED FINANCIAL STATEMENTS

From June 21, 2021 to September 30, 2021

WIPROSPER VENTURES, LLC

BALANCE SHEET

	July 1, 2021	September 30, 2021	Change

Assets
Cash	$100	$100	$0

Total Assets	$100	$100	$0

Liabilities
Due to members	$99	$99	$0

Total Liabilities	$99	$99	$0

Members' Capital	$1	$1	$0

Total Liabilities and Members' Capital	$100	$100	$0

WIPROSPER VENTURES, LLC

STATEMENT OF OPERATIONS

From June 21, 2021 to September 30, 2021

Investment income	$-

Total income	$-

Expenses
Other Fees	$99

Total expenses	$99

Net loss	$(99)

WIPROSPER VENTURES, LLC

STATEMENT OF CHANGES IN PARTNERS' CAPITAL

From June 21, 2021 to September 30, 2021

		Members	Total

Members' capital, beginning of year	$-	$-	$-

Capital contributions	-	100	100

Net loss	-	(99)	(99)

Members' capital at end of year	$-	$1	$1

WIPROSPER VENTURES, LLC

STATEMENT OF CASH FLOWS

From June 21, 2021 to September 30, 2021

Cash flows from operating activities
Net loss	$(99)
Increase in accounts payable	99
Net cash used in operating activities	-

Cash flows from financing activities
Member Contributions	100
Net cash provided by financing activities	100

Net change in cash	100

Cash at beginning of year	-

Cash at end of year	$100

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 3 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, on December 14, 2022.

WIPROSPER VENTURES, LLC By WiPROSPER Technologies, LLC Its Manager;

By	/s/ William Carter
Name:	William Carter
(Its Principle Executive Officer)

Pursuant to the requirements of Regulation A, this Amendment No. 3 to Form 1-A has been signed by the following persons in the capacities indicated on December 14, 2022.

Name	Title

/s/ William Carter	Member of WiPROSPER Founders, LLC
William Carter	(Its Principle Executive Officer)

/s/ Richard Williams	Member of WiPROSPER Founders, LLC
Richard Williams	(Its Principle Financial Officer)

/s/ Retina Carter	Member of WiPROSPER Founders, LLC
Retina Carter	(Its Principle Accounting Officer)

/s/ Monte Davis	Member of WiPROSPER Founders, LLC
Monte Davis	(Its Chairman of the Management Team)

57

PART III - EXHIBITS

INDEX TO EXHIBITS

	Description	Filed Herewith
Exhibit 2.1	Articles of Organization filed June 21, 2021
Exhibit 2.2	Amended and Restated Operating Agreement dated as of December 14, 2021
Exhibit 4.1	Form of Subscription Agreement
Exhibit 11.1	Auditor’s Consent	Previously filed
Exhibit 12.1	Opinion of Counsel re Legality of The Securities Being Qualified

58